UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ZIX CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

To our Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Zix Corporation, which will take place Wednesday, June 24, 2015, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Details of the business to be conducted at the Annual Meeting are given in the Official Notice of the Meeting, Proxy Statement and form of proxy that accompany this letter.

Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of shareholders for the meeting. When you vote in advance, please indicate your intention to personally attend the Annual Meeting. Please see the Question and Answer section of the enclosed Proxy Statement for instructions if you plan to personally attend the Annual Meeting.

Whether or not you are able to personally attend the Annual Meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the Annual Meeting if you choose not to attend in person. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

We appreciate your continued interest in Zix Corporation.

On behalf of the Board of Directors,

Dallas, Texas	Robert C. Hausmann
May 13, 2015	Chairman of the Board

ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Zix Corporation will take place on Wednesday, June 24, 2015, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Registration will begin at 9:30 a.m.

At the meeting, we will ask shareholders to consider and vote on the following proposals:

1.	Elect five members of our Board of Directors for a one-year term;

2.	Ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2015;

3.	Approve, on an advisory basis, the compensation of our named executive officers;

4.	Approve an amended and restated 2012 Incentive Plan; and

5.	Any other matters properly brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 30, 2015, will be entitled to vote at the meeting. The stock transfer books will not be closed.

By Order of the Board of Directors,

Dallas, Texas	James F. Brashear
May 13, 2015	Vice President, General Counsel & Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 24, 2015

This Proxy Statement, accompanying proxy card and our Annual Report are available at investor.zixcorp.com in a searchable, readable, and printable format and in a cookie-free environment.

YOUR VOTE IS IMPORTANT.

Whether or not you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or if you received a paper copy of the proxy card, by signing, dating, and returning the proxy card in the enclosed postage-paid envelope will save us the expense and extra work of additional solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

Questions and Answers About the Annual Meeting and Voting

This Question and Answer section provides some background information and brief answers to several questions you might have about the enclosed proposals. We encourage you to read this Proxy Statement in its entirety.

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy.

When I vote my shares, whom am I designating as my proxy?

We have designated James F. Brashear, our General Counsel and Corporate Secretary, and Michael W. English, our Chief Financial Officer, to act as proxy holders at the Annual Meeting as to all shares for which proxy cards are returned or voting instructions are provided by Internet or telephonic voting.

What is a proxy statement?

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

What is the record date?

The record date for the Annual Meeting is April 30, 2015. The record date is established by our Board of Directors as required by Texas law. Only shareholders of record at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote their shares at the meeting.

What is the difference between a shareholder of record and a shareholder who holds stock in street name, also called a “beneficial owner”?

If your shares are registered in your name at our stock registrar and transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are registered at our stock registrar and transfer agent, Computershare Trust Company, N.A., in the name of a broker, bank, trustee, nominee, or other similar shareholder of record, your shares are held in street name and you are the beneficial owner of the shares.

What methods can I use to vote?

By Written Proxy. All shareholders may vote by mailing the written proxy card.

By Telephone and Internet Proxy. All shareholders of record may vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other shareholder of record makes those methods available, in which case the bank, broker, or other shareholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

By In- Person Ballot. Shareholders of record and street name holders may vote in person at the Annual Meeting as described in the following question and answer.

How do I cast a ballot in person at the Annual Meeting?

Shareholders of Record. You will need to bring a government-issued photo identification card to obtain a ballot to vote in person at the Annual Meeting.

i

Street Name Holders. You will need to ask your broker or bank for a legal proxy and you will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy. You will also need to bring a government-issued photo identification card to obtain a ballot to vote in person at the Annual Meeting. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

What will occur at the Annual Meeting?

First, we will determine whether we have a quorum of shares represented at the Annual Meeting to conduct business. If a quorum is not present at the Annual Meeting, we will adjourn or reschedule the meeting. If enough shares are represented at the Annual Meeting to conduct business, then we will vote on the proposals described in this Proxy Statement and any other business that is properly brought before the meeting, including any adjournments or postponements. We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.

A representative of Whitley Penn LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if that representative so desires, and to respond to appropriate questions. A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the independent inspector of election.

What is a quorum?

The holders of a majority of the shares who are entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the notice. A shareholder will be deemed to be represented at the Annual Meeting if the shareholder:

•	Is present in person; or

•	Is not present in person, but has voted by proxy card before the Annual Meeting; or

•	Is not present in person, but a broker has cast for the shareholder a discretionary vote on Proposal 2.

As of the record date, there were 57,519,466 shares outstanding and entitled to vote at the Annual Meeting, held by or through 425 holders of record. Each share of our common stock is entitled to one vote. Our shareholders are entitled to cast an aggregate of 57,519,466 votes at the Annual Meeting, so a quorum equals 28,759,734 shares of our common stock.

What proposals are shareholders being asked to consider at the Annual Meeting?

At the Annual Meeting, we will ask our shareholders to consider and vote on the following:

•	Proposal 1 is to elect five members of our Board of Directors for a one-year term;

•	Proposal 2 is to ratify the selection of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2015;

•	Proposal 3 is a vote to approve, on an advisory basis, the compensation of our named executive officers;

•	Proposal 4 is a vote to approve an Amended and Restated 2012 Incentive Plan, including an increase in the number of shares of our common stock available for issuance under that Plan; and

•	Any other matters properly brought before the meeting or any adjournment or postponement thereof.

What are my voting choices on Proposal 1 for director nominees?

For the vote on the election of the director nominees, shareholders may:

•	Vote in favor of all nominees;

•	Vote to withhold votes from all nominees; or

•	Vote to withhold votes as to specific nominees, and in favor of the remaining nominees.

The Board recommends that you vote “FOR” Proposal 1 and “FOR” each of the director nominees.

What vote is needed to elect directors?

The five nominees will be elected who receive a plurality of the FOR votes out of all votes cast (either FOR or WITHHELD) in person or by proxy at the Annual Meeting.

What is a plurality of the votes?

In order to be elected, a director nominee does not have to receive a majority of FOR votes cast out of all votes cast either affirmatively or withheld in person or by proxy at the Annual Meeting. Instead, the six nominees who will be elected are those who receive the most FOR votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

What happens if a director nominee does not receive a majority of FOR votes?

Under our Director Nomination and Election Policies, each director nominee in an uncontested election tenders his or her conditional resignation to the Corporate Secretary before the Annual Meeting. That resignation offer becomes effective automatically if the tendering director nominee fails to receive a majority of FOR votes cast out of all votes cast either affirmatively or withheld in person or by proxy at the Annual Meeting (“Majority WITHHELD Vote”). The Nominating and Corporate Governance Committee then recommends to the Board whether to accept the offered resignation. The Board will, within 90 days after the certification of voting results, decide whether or not to accept the offered resignation. In general, any director nominee who receives a Majority WITHHELD Vote will not participate in the Nominating and Corporate Governance Committee recommendation or the Board decision regarding an offered resignation. If all members of the Nominating and Corporate Governance Committee received a Majority WITHHELD Vote, then the independent directors who did not receive a Majority WITHHELD Vote will appoint a committee among themselves to consider and make a recommendation to the Board with respect to the offered resignations. If three or fewer directors receive a majority of FOR votes cast out of all votes cast either affirmatively or withheld in person or by proxy at the Annual Meeting, then all directors (including those who received a Majority WITHHELD Vote) may participate in the Board’s decision whether to accept or not to accept the offered resignations. The Company will promptly disclose the Board’s decision in a Current Report on Form 8-K, including the reasons a resignation is not accepted.

What are my voting choices on Proposal 2, the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm?

For the vote on the ratification of the appointment of our independent registered public accounting firm, shareholders may:

•	Vote in favor of the ratification;

•	Vote against the ratification; or

•	Abstain from voting on the ratification.

Our Board recommends that you vote “FOR” Proposal 2.

What vote is required to ratify the appointment of the Company’s independent registered public accounting firm?

The proposal to ratify the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

What are my voting choices on Proposal 3, the advisory vote to approve our executive compensation?

For the advisory vote on executive compensation, shareholders may:

•	Vote to approve, on an advisory basis, our executive compensation;

•	Vote against the approval, on an advisory basis, of our executive compensation; or

•	Abstain from voting on the advisory proposal.

Our Board recommends that you vote “FOR” Proposal 3.

What vote is required for the advisory approval of the Company’s executive compensation?

The Company’s executive compensation will be approved by the shareholders, on an advisory basis, if the votes cast FOR the proposal are a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

How often will the Company hold an advisory vote to approve executive compensation?

Our Board intends to hold an annual advisory vote for shareholders to approve the compensation of our named executive officers.

What are my voting choices on Proposal 4, the vote to approve an Amended and Restated 2012 Incentive Plan?

For the vote to amend the 2012 Incentive Plan, shareholders may:

•	Vote to approve the amendment;

•	Vote against the amendment; or

•	Abstain from voting on the proposal.

Our Board recommends that you vote “FOR” Proposal 4.

What vote is required to approve the amendment of the 2012 Incentive Plan?

The proposal to approve the amendment of the 2012 Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

What if a shareholder does not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each proposal described on the enclosed proxy card. Proxy cards that are signed and returned will be voted FOR proposals described in this proxy statement for which no specific instructions are given.

How are withheld votes, abstentions and broker non-votes counted?

Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the Annual Meeting. Shares voted WITHHELD as to a director nominee on Proposal 1 will count as votes against the indicated nominee. Shares voted ABSTAIN on any of Proposals 2, 3 and 4 will have the same effect as votes cast AGAINST that proposal. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on the proposals.

Why did I receive more than one Proxy Statement?

If you received more than one Proxy Statement, your shares are probably registered in different names or are in more than one account. Please vote each proxy card that you receive.

What if I want to change my vote?

You may revoke your vote on any proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You will need to include a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation. You may also come to the Annual Meeting and change your vote in writing. You will need to bring a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation.

Where will I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and will publish the preliminary or final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the voting results are not final when that Current Report is filed, we will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the final voting results are determined. You may request a copy of that Current Report at investor.zixcorp.com or by contacting our Investor Relations office at (214) 515-7357.

Where can I find additional information? Who can help answer my questions?

You should carefully review the entire Proxy Statement, which contains important information regarding the proposals, before voting. The section titled “WHERE YOU CAN FIND MORE INFORMATION” describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934 and other information about our Company. Additionally, a copy of this Proxy Statement is available on our Company’s website at investor.zixcorp.com.

If you would like additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the proposals or the procedures for voting your shares, please contact: Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, Telephone: (214) 370-2000.

v

ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

PROXY STATEMENT

Annual Meeting of Shareholders

June 24, 2015

Information Concerning Solicitation And Voting

General

This Proxy Statement is furnished on behalf of the Board of Directors of Zix Corporation (“we,” “us,” “our” or the “Company”) to solicit proxies to be voted at the Annual Meeting of our Shareholders to be held on Wednesday, June 24, 2015, at 10:00 a.m. Central Time, and at any adjournment or postponement of the Annual Meeting for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

Whether or not you personally attend, it is important that your shares be represented and voted at the Annual Meeting. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other shareholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for shareholders of record will be available until 11:59 p.m., local time, on June 23, 2015. This Proxy Statement and the accompanying proxy card were first mailed on or about May 13, 2015.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

Solicitation of Proxies

The Company is making this solicitation on behalf of our Board of Directors. The Company will bear the expense of the preparation, printing and distribution of the enclosed proxy card, Notice of Annual Meeting of Shareholders and this Proxy Statement, and any additional material relating to the Annual Meeting that may be furnished to our shareholders by our Board related to the furnishing of this Proxy Statement. We have engaged Georgeson Inc. to assist in the solicitation of proxy materials from shareholders at a fee of approximately $7,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, fax, e-mail, or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold those shares. To obtain the necessary representation of shareholders at the Annual Meeting, supplementary solicitations may be made by mail, telephone, fax, e-mail, or personal interview by our officers or employees, without additional compensation, or by selected securities dealers. We anticipate that the cost of those supplementary solicitations, if any, will not be material.

Purpose of Annual Meeting

The purpose of the Annual Meeting is to obtain approval for the proposals described in this Proxy Statement and to consider any other business that may properly come before the Annual Meeting, including any adjournment or postponement thereof. At the meeting, we will ask shareholders to consider and vote on the following proposals:

•	Proposal 1: elect five members of our Board of Directors for a one-year term;

•	Proposal 2: ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2015;

•	Proposal 3: approve, on an advisory basis, the compensation of our named executive officers; and

•	Proposal 4: approve an Amended and Restated 2012 Incentive Plan, including an increase in the number of shares of our common stock available for issuance under that Incentive Plan.

Record Date and Shares Outstanding

Only shareholders who owned shares of our common stock at the close of business on April 30, 2015, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 57,519,466 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the Record Date.

Quorum

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be represented, in person or by proxy, at the Annual Meeting to constitute a quorum to conduct business at the meeting. As of the Record Date, there were 57,519,466 shares outstanding and entitled to vote at the Annual Meeting, so we will require a quorum of at least 28,759,734 shares represented at the Annual Meeting in order to conduct business at the meeting.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised. Execution of the proxy will not affect your right to attend the Annual Meeting in person. Revocation may be made before the Annual Meeting by written revocation or through a duly executed proxy bearing a later date sent to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960; or your proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting before the voting of the proxy. Any revocation sent to the Company must include the shareholder’s name and must be received before the Annual Meeting to be effective.

How Your Proxy Will Be Voted

In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked signed proxies, will be voted FOR each of the proposals that will be considered at the Annual Meeting. In addition, if any other matters properly come before the Annual Meeting the persons named as proxy holders in the enclosed proxy card will have discretion as to how they will vote the shares they represent. Other than the proposals described in this Proxy Statement, we have not received notice of any matters that may properly be presented at the Annual Meeting.

Dissenters’ Rights

Under Texas law, shareholders are not entitled to dissenters’ rights with respect to any of the proposals that will be considered at the Annual Meeting.

Tabulation of Votes

Votes cast at the Annual Meeting will be tabulated by a representative of Broadridge Financial Solutions, Inc. as the independent inspector of election.

Vote Required to Approve Proposals

Proposal 1

On Proposal 1, shares may either be voted FOR an individual director nominee or voted WITHHELD as to an individual director nominee. If a quorum is represented at the Annual Meeting, the five nominees who receive the greatest number of FOR votes (also called a “plurality” of FOR votes) will be elected as directors. Brokers cannot cast discretionary votes in the election of directors, so you must instruct your broker how to vote your shares on Proposal 1. A vote WITHHELD as to any director effectively will be counted as a vote against the election of that director. In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this Proxy Statement.

Proposal 2

On Proposal 2, shares may either be voted FOR the ratification of the appointment of Whitley Penn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015, or voted AGAINST that ratification, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, the approval of Proposal 2 would require the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual meeting. Because votes to ABSTAIN are counted as shares represented at the meeting, they will have the same effect as votes AGAINST Proposal 2.

Proposal 3

On Proposal 3, shares may either be voted FOR the approval, on an advisory basis, of the compensation of our named executive officers, or voted AGAINST that advisory approval, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, approval of Proposal 3 requires the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. Because votes to ABSTAIN are counted as shares represented at the meeting, they will have the same effect as votes AGAINST Proposal 3.

Proposal 4

On Proposal 4, shares may either be voted FOR the approval of the Amended and Restated 2012 Incentive Plan, or voted AGAINST that approval, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, approval of Proposal 4 requires the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. Because votes to ABSTAIN are counted as shares represented at the meeting, they will have the same effect as votes AGAINST Proposal 4.

Other Matters

An affirmative vote of a majority of the shares represented at the Annual Meeting is generally required for action on any other matters that may properly come before the Annual Meeting. Our bylaws require the affirmative vote of a majority of the shares outstanding in order to remove a director or amend our bylaws.

Effect of Broker Non-Votes

If your shares are held in a brokerage account and you do not instruct your broker how to vote on a particular proposal, your brokerage firm could either:

•	Vote your shares on that proposal in the broker’s discretion, if the rules permit; or

•	Leave your shares unvoted on that proposal.

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Brokers do not have discretionary authority to vote on Proposals 1, 3 or 4, but they do have the discretionary authority to vote on Proposal 2.

Shareholders’ Proposals

If you would like to submit a proposal to be included in the Proxy Statement for the 2016 Annual Meeting of Shareholders next year, the submission must be in writing and received by us no later than January 14, 2016. Submissions of shareholder proposals after that date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2016 Annual Meeting. A shareholder proposal that does not qualify under SEC Rule 14a-8 for inclusion in our Proxy Statement must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than February 25, 2016 and no later than March 26, 2016.

All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

Reducing the Costs of Proxy Solicitation

To reduce the expenses of delivering duplicate copies of our annual report to shareholders, this proxy statement and the notice of internet availability of proxy materials, we take advantage of the SEC’s “householding” rules that permit us to deliver only one set of such proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or (214) 370-2000. For future Annual Meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other holder of record regarding the availability of this service.

Proposals

PROPOSAL 1 — ELECTION OF DIRECTORS

Our shareholders will vote on the election of five members of our Board of Directors at the Annual Meeting. Each director will serve until the next Annual Meeting of Shareholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our bylaws.

The nominees for election to our Board are:

Name	Principal Occupation	Director Since

Mark J. Bonney	Chief Executive Officer, MRV Communications, Inc.	January 2013

Taher A. Elgamal	Chief Technology Officer of Security, Salesforce.com Inc.	July 2011

Robert C. Hausmann	President and CEO, Business Services Group, LLC	November 2005

Maribess L. Miller	Consultant	April 2010

Richard D. Spurr	Chief Executive Officer, Zix Corporation	May 2005

For biographical and other information regarding the nominees for director, please see “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors.” For information on our directors’ compensation, please see “INFORMATION ON THE COMPENSATION OF DIRECTORS.”

Each of the persons nominated for election to our Board of Directors has agreed to stand for election. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought. Our bylaws provide that the Board of Directors may reduce the number of positions on our Board of Directors. In addition, our bylaws provide that the Board of Directors may fill any vacancy in the Board of Directors by the affirmative vote of a majority of the remaining directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR PROPOSAL 1 AND FOR EACH DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee of the Board has recommended, and the Board has appointed, Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Services provided to the Company and its subsidiaries by Whitley Penn LLP in fiscal 2014 are described under “INDEPENDENT PUBLIC ACCOUNTANTS.”

We are asking our shareholders to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the 2015 fiscal year. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Whitley Penn LLP to our shareholders for ratification as a matter of good corporate practice.

A representative of Whitley Penn LLP will be present at the Annual Meeting to respond to appropriate questions and to make any statements that the firm may desire.

Votes cast FOR Proposal 2 by a majority of the shares of our common stock represented at the Annual Meeting is required to approve Proposal 2. Shares voted to ABSTAIN as to Proposal 2 will be counted as represented at the meeting and will have the same effect as a vote against Proposal 2.

If our shareholders do not approve Proposal 2, the appointment of Whitley Penn LLP will be reconsidered by our Audit Committee and our Board. Even if Proposal 2 is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm if it determines that a change would be in the best interests of the Company and our shareholders and otherwise complies with all regulations of the SEC regarding a change in public accounting firms.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3 — APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act enables the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers. The Company seeks your advisory vote and asks that you support the compensation of the named executive officers as disclosed in this proxy statement. Our Board of Directors intends to conduct an annual advisory vote on the compensation of the Company’s named executive officers.

As described in detail under “COMPENSATION DISCUSSION AND ANALYSIS,” our compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives and long-term incentives (including equity awards that vest over multiple years) rewards sustained performance that is aligned with long-term shareholder interests.

This proposal, commonly known as a “say on pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in this proxy statement.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 34 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 44, and to cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officers compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns, particularly in the event that there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement. Our Board intends to hold an annual advisory vote for shareholders to approve the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 3.

PROPOSAL 4 — APPROVE AN AMENDED AND RESTATED 2012 INCENTIVE PLAN

We are asking our shareholders to approve amendments to the 2012 Incentive Plan, which was approved by our shareholders in 2012. The Amended and Restated 2012 Incentive Plan (“Incentive Plan”) increases by 3,600,000 shares the number of shares of our common stock available for equity awards under the Incentive Plan. The amendment also changes two other provisions of the Incentive Plan:

•

Expansion of Minimum Vesting Requirement. The amended Incentive Plan expands the minimum vesting requirement to include options and stock appreciation rights (“SARs”), in addition to full value awards such as restricted stock. As amended, subject to certain limited exceptions, all awards granted under the Incentive Plan will be either subject to a minimum vesting period of three years (which may include periodic vesting within such three-year period), or, if the vesting is based on performance criteria other than continued service, a minimum performance period of one year.

•

Change to Double-Trigger Vesting of Performance Awards. Under the Incentive Plan, equity awards generally become vested if the awards are not assumed or equitably converted or substituted by the successor company in connection with a change in control of the Company, or if the participant’s employment is terminated by the successor company without “cause” or by the participant for “good reason” within one year following a change in control of the Company. This type of provision is commonly referred to as a “double-trigger” vesting provision. Under both the present Incentive Plan and the amended Incentive Plan, options, SARs, and time-based awards would vest in full in such a circumstance. However, the amendment to the Incentive Plan changes the calculation of the performance-based awards that would become vested.

Under the present Incentive Plan, the number of performance-based awards which vest in such a circumstance would be determined based on an assumed achievement of all relevant performance goals at the “target” level if the change in control or qualifying termination of employment, as the case may be, occurs during the first half of the applicable performance period. If the change in control or qualifying termination occurs during the second half of the applicable performance period, the determination would be based on the greater of (i) the assumed achievement of all relevant performance goals at the “target” level and (ii) the actual level of achievement of all relevant performance goals against target (measured as of the date of the change in control or the end of the quarter preceding the qualifying termination). In either event, the number of shares also would be prorated based on the length of time that had elapsed during the performance period.

The amended Incentive Plan provides that in such a circumstance, performance-based awards would always vest based upon the assumed achievement of all relevant performance goals at the “target” level and the performance-based awards would not be prorated.

Equity awards are a key component of our compensation program. The Incentive Plan provides for grants of equity awards to the Company’s directors, executives and employees. These grants help to align the interests of our directors, executives and employees with long-term stockholder interests, motivate and reward them for achieving long-term results and help the Company to retain key executives and employees in a competitive market for talent.

As of April 30, 2015, 194,404 shares of our common stock remained available for future issuance under the Incentive Plan. If our stockholders do not approve the proposed increase in shares, then the Incentive Plan will remain in effect as it presently exists and we would only be able to grant the equity awards that currently remain available under the Incentive Plan, including shares made available for issuance under the Incentive Plan as a result of cancelled equity awards.

In addition to requesting shareholder approval of the amendment to the Incentive Plan, we also are requesting that our shareholders re-approve the material terms of the performance goals contained in our Incentive Plan in order to allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the tax code. See “Summary of the 2012 Incentive Plan – Performance Goals” below. For purposes of Section 162(m), the material terms of the performance goals for awards granted under our 2012 Incentive Plan include:

•	the employees eligible to receive compensation;

•	the description of the measures on which the performance goals may be based; and

•	the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement.

Each of these aspects is discussed in this proposal 4, and shareholder approval of this proposal 4 constitutes re-approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements.

Key Data Relating to Outstanding Equity Awards and Shares Available

All equity awards made since the approval of the Incentive Plan in 2012 have been made from shares available under that plan. Our shareholders originally authorized 2,700,000 shares for issuance under the Incentive Plan, plus up to 1,327,000 shares underlying options outstanding under predecessor plans that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The number of authorized shares is subject to proportionate adjustment in the event of stock splits and similar events.

Equity Overhang, Dilution and Burn Rate

Under this Proposal 4, the number of shares of our common stock available for issuance under the Incentive Plan would be increased by 3,600,000 shares so that a total of 3,794,404 shares would be available for future grants. The number of shares available for grant under the Incentive Plan may increase in connection with the cancellation or forfeiture of awards outstanding under the Incentive Plan, but not by shares tendered to pay the exercise price or taxes.

As of April 30, 2015, our equity overhang was equal to 10.4%. Equity overhang means the total number of shares subject to outstanding awards plus shares available for grant under the Incentive Plan as a percentage of total shares subject to outstanding awards plus shares available for grant plus our outstanding stock. By way of comparison, average actual equity overhang among our peers is 15.8%. If Proposal 4 is approved by our stockholders, our full potential equity overhang (based on equity awards outstanding, all potential awards under the plan and shares outstanding as of June 24, 2015) will increase to 16.0%.

In addition to assessing equity overhang and potential cumulative dilution, the Compensation Committee periodically reviews our “burn rate” to measure how much equity we are granting to employees as compared to the total number of shares outstanding. Burn rate is measured as shares subject to options and full value shares (i.e., Restricted Stock Awards, Restricted Stock Unit Awards) granted during the fiscal year under the Incentive Plan as a percentage of total shares outstanding. As of January 1, 2015, our three-year average burn rate was 2.1% versus an average burn of 5.9% for our peer group.

Based on market burn rates, we estimate that the requested increase in shares should be sufficient for three to four years of grants, depending on the number and types of equity awards granted. This requested increase would also allow us the flexibility to begin to compensate Directors in the form of shares, rather than cash only.

Promotion of Sound Corporate Governance Practices. The Incentive Plan contains provisions that the Company believes are consistent with the interests of the shareholders and sound corporate governance practices, including:

•

No repricing of stock options or SARs. The 2012 Incentive Plan prohibits the repricing of stock options or stock appreciation rights (SARs) without shareholder approval. This prohibition includes reducing the exercise price or base price after the date of grant, replacing, regranting or canceling a stock option or SAR for another award (including following a participant’s voluntary surrender of underwater stock options or SARs), or repurchasing an option or SAR for value if the current fair market value of the shares subject to the award is lower than the exercise or base price of the award.

•	No discounted stock options or SARs. No stock options or SARs may be granted with an exercise price or base price that is less than the fair market value of the underlying stock on the date of grant.

•

Minimum vesting requirements. Subject to certain limited exceptions, awards granted under the Incentive Plan will be either subject to a minimum vesting period of three years (which may include periodic vesting within such three-year period), or, if the vesting is based on performance criteria other than continued service, a minimum performance period of one year.

•

No liberal share recycling. Shares retained by or delivered to the Company to pay the exercise price of a stock option or to satisfy tax withholding taxes in connection with the exercise or settlement of an award count against the number of shares remaining available under the Incentive Plan.

•

Fungible share pool. The Incentive Plan utilizes a fungible share pool under which each regular stock option and SAR counts as one share against the share reserve and each full-value award counts as 1.5 shares against the share reserve.

•	No award may be transferred for value. The Incentive Plan prohibits the transfer of unexercised, unvested or restricted awards to independent third parties for value.

•

Change in control treatment. If awards granted under the Incentive Plan are assumed by the successor entity in a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.

•	Awards Subject to Clawback Policy. Awards under the Incentive Plan will be subject to any compensation recoupment policy that the company may adopt from time to time.

Benefits to Named Executive Officers and Others

All awards under the 2012 Incentive Plan will be made at the discretion of the Compensation Committee. Therefore, it is not currently possible to determine the benefits or amounts that will be received by any individuals or by executive officers, directors who are not executive officers, employees or other groups pursuant to the 2012 Incentive Plan.

As of the Record Date, 2,438,000 shares of our common stock have been issued under the 2012 Incentive Plan (or remain subject to outstanding awards under the 2012 Incentive Plan) since its inception in 2012. The table below shows the number of shares issued, or subject to outstanding awards, under the 2012 Incentive Plan to the named executive officers and the other individuals and groups indicated. The closing price of a share of our common stock as of the Record Date was $4.26.

Name and Position	Aggregate Number of Shares Subject to Options Granted under the Plan Since Plan Inception	Aggregate Number of Shares Subject to Restricted Stock or Stock Units Granted under the Plan Since Plan Inception
Richard D. Spurr Chief Executive Officer	350,000	450,000
Michael W. English Chief Financial Officer	18,000	148,000
James F. Brashear General Counsel	18,000	113,000
Russell J. Morgan Vice President, Client Services	13,000	93,000
David J. Robertson Vice President, Engineering	100,000	240,000
All Current Executive Officers as a Group	499,000	1,044,000
All Non-Employee Directors as a Group	50,000	—
All Employees as a Group (Excluding Executive Officers)	220,000	625,000

OUR BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 4.

Summary of the Amended and Restated 2012 Incentive Plan

A summary of the Incentive Plan it is proposed to be amended is included below. This summary is qualified in its entirety by the full text of the Amended and Restated Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Purpose. The purpose of the Incentive Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the shareholders, and by providing participants with an incentive for outstanding performance. The Incentive Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors, but the independent Director members of our Board of Directors may at any time administer the Incentive Plan. The Compensation Committee has the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any plan, program or policy for the grant of awards as it may deem necessary or advisable, including but not limited to short-term incentive programs; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Incentive Plan; and make all other decisions and determinations that may be required under the Incentive Plan.

Eligibility. The Incentive Plan permits the grant of incentive awards to employees, officers, directors and consultants of the Company and its affiliates as selected by the Compensation Committee. As of April 30, 2015, the number of eligible participants was approximately 200. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Grants to Non-Employee Directors. Grants of awards to non-employee directors under the Incentive Plan will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. Accordingly, the Compensation Committee and Board may not make discretionary grants to non-employee directors under the Incentive Plan.

Permissible Awards. The Incentive Plan authorizes the granting of awards in any of the following forms:

•

options to purchase shares of the Company’s common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors or consultants);

•

stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•

performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the Incentive Plan may be granted in the form of a performance award);

•

dividend equivalents, which entitle the holder of a full-value award (such as restricted stock, stock units, or performance awards payable in common stock) to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	any other right or interest relating to stock or cash.

Shares Available for Awards. The aggregate number of shares of Common Stock that may be issued under the Incentive Plan, as amended, would be 6,300,000 shares, plus a number of additional shares (not to exceed 1,327,000) underlying options outstanding under prior plans that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. This number of authorized shares is subject to proportionate adjustment in the event of stock splits and similar events.

Share Counting. As noted above, the Incentive Plan utilizes a fungible share pool under which each stock option and SAR counts against the share reserve on a one-for-one basis, and each full-value award counts against the share reserve on a greater than one-for-one basis. Specifically, shares of common stock reserved and available for issuance pursuant to awards granted under the Incentive Plan will be counted against the plan reserve as follows:

•

The full number of shares subject to a stock option will count against the shares remaining available under the Incentive Plan, even if the exercise price of the stock option is satisfied in whole or in part through net-settlement or by delivering shares to the company.

•

The full number of shares subject to a SAR will count against the shares remaining available under the Incentive Plan, even if the exercise price of the stock option is satisfied in whole or in part through net-settlement or by delivering shares to the company.

•	Full-value awards (which are any awards other than options or SARs) that are settled in stock will count against the shares remaining available under the Incentive Plan.

•

Shares withheld or repurchased from an award to satisfy tax withholding requirements will count against the shares remaining available under the Incentive Plan, and shares delivered to satisfy tax withholding requirements will not be added to the plan share reserve.

•

To the extent that an award to satisfy tax withholding requirements count against the shares remaining available under the Incentive Plan, and shares delivered to satisfy tax withholding requirements are not added to the plan share reserve.

•	Shares subject to awards settled in cash are added back to the plan share reserve and are again available for issuance under the plan.

•

The Committee may grant awards under the Plan in substitution for awards held by employees of another entity who become employees of the company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the Incentive Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	500,000
Stock Appreciation Rights	500,000
Performance Awards	500,000

The maximum aggregate amount awarded or credited with respect to cash-based awards under the Incentive Plan to any one participant in any 12-month period is $5,000,000.

Minimum Vesting Requirements. Except in the case of substitute awards (which are awards honored or assumed, or new rights substituted therefor, by the new employer following a change in control of the Company) and replacement awards (which are awards made to employees of companies acquired by the Company to replace incentive awards held by such employees prior to the acquisition), awards granted under the Incentive Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit acceleration of vesting of such awards in the event of the participant’s death, disability or retirement, or the occurrence of a change in control, and (ii) the Committee may grant awards covering 10% or fewer of the total number of shares authorized under the Incentive Plan without respect to these minimum vesting requirements.

Performance Goals. All options and SARs granted under the Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	revenue (premium revenues, total revenue or other revenue measures),

•	sales,

•	new first year orders,

•	profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures),

•	earnings (EBIT, EBITDA, earnings per share, earnings after capital charge, or other corporate earnings measures),

•	net income (before or after taxes, operating income or other income measures),

•	cash (cash flow, cash generation or other cash measures),

•	stock price or performance,

•	total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price),

•	economic value added return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales),

•	market share,

•	improvements in capital structure,

•	expenses (expense management, expense ratio, expense efficiency ratios or other expense measures),

•	business expansion or consolidation (acquisitions and divestitures),

•	internal rate of return or increase in net present value,

•	productivity measures,

•	cost reduction measures,

•	strategic plan development and implementation, and

•	working capital (including, but not limited to, targets relating to inventory and/or accounts receivable).

The Compensation Committee must establish such goals within the time period prescribed under applicable tax regulations, and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: asset write-downs or impairment charges, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization and restructuring programs, extraordinary nonrecurring items as described in then-current accounting principles, extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, acquisitions or divestitures and foreign exchange gains and losses.

Treatment of Awards upon a Change of Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without Cause (as defined in the Incentive Plan) or the participant resigns for Good Reason (if the participant is party to an agreement, such as an employment agreement or award agreement, which contains a definition of “Good Reason”), then

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•	the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest in full based on target performance; and

(B) upon the occurrence of a change in control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the board of directors:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•	the payout opportunities attainable under all outstanding performance-based awards will vest in full based on target performance.

Discretionary Acceleration. Regardless of whether a change in control has occurred, the Compensation Committee may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested, subject to the minimum vesting requirements applicable to full-value awards discussed above. The Compensation Committee’s decisions may differ among participants or among awards in exercising such discretion.

Limitations on Transfer; Beneficiaries. A participant generally may not assign or transfer an award other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order that would satisfy the Code. The Compensation Committee may, however, permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustments. In the event of a transaction between the Company and its shareholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Incentive Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the Incentive Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board or the Compensation Committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” option or SAR (i.e., an option or SAR having an exercise or base price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require shareholder approval.

Certain Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a stock appreciation right under the Incentive Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Dividend Equivalents. A participant will recognize ordinary income, and we will be allowed a tax deduction, at the time the dividend equivalents are paid or payable.

Code Section 409A. The Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the Incentive Plan are generally exempt from the application of Code Section 409A. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company or any affiliate has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Incentive Plan.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors

The following table indicates the names of our director nominees and their ages and positions:

Name	Age	Position

Mark J. Bonney(1)(3)	61	Independent Director

Taher A. Elgamal(1)(2)	59	Independent Director

Robert C. Hausmann(1)(3)	52	Chairman of the Board

Maribess L. Miller(2)(3)	62	Independent Director

Richard D. Spurr	61	Chief Executive Officer

(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee

Mark J. Bonney joined our Board of Directors in January 2013. He currently serves as president and CEO and a director of MRV Communications, Inc., a provider of converged packet and optical solutions for data network management. Mr. Bonney also serves as a director of Sigma Designs, Inc. He was executive vice president and CFO of Direct Brands, Inc., a direct to consumer media company from 2010 to 2012, vice president and the general manager of the Authentication Solutions Group of JDS Uniphase Corporation (JDSU) an optical technologies and telecommunications firm from 2008 to 2010 and executive vice president and CFO of American Bank Note Holographics, Inc., an optical security device company from 2005 to 2008, before the company’s sale to JDSU. Mr. Bonney also served as an outside director and chairman of the audit committee of American Bank Note Holographics, Inc. from 2003 until 2005. Mr. Bonney has also held executive roles with technology companies, including president and COO of Axsys Technologies, Inc., a manufacturer of components and subsystems for aerospace, defense, data storage, medical and other high technology applications from 1999 to 2002 and CFO of Zygo Corporation, a manufacturer of metrology measurement and control systems and optical components for semiconductor, data storage and industrial markets from 1993 to 1999. He received a master’s degree from the University of Hartford and a bachelor’s degree from Central Connecticut State University.

Our Board of Directors selected Mr. Bonney to serve as a director because of his experience as a Chief Executive Officer and a Chief Financial Officer of several middle market publicly-traded companies. This experience and his experience as a director of three publicly traded technology companies allow Mr. Bonney to contribute to the Board’s deliberations across a broad array of issues as well as providing the Board with oversight of its corporate governance, operations and financial performance.

Taher A. Elgamal was elected to our Board of Directors in July 2011. Dr. Elgamal currently serves as CTO Security at Salesforce.com, Inc., a provider of enterprise cloud computing solutions. He is also co-founder and Chairman of IdentityMind, Inc. and serves as a director of Intelligent Fiber Optic Systems Corporation and Vindicia, Inc. Dr. Elgamal has also held executive roles at technology and security companies, including as CEO of First Information Security (data security) from 2012 to 2013, CSO of Axway, Inc. (data security) from 2008 to 2011, CTO of Tumbleweed Communications (email encryption) from 2006 to 2008, CTO of Securify, Inc. from 2001 to 2004, CEO and president of Securify, Inc. from 1998 to 2001 and chief scientist of Netscape Communications from 1995 to 1998. Dr. Elgamal is a recipient of the RSA Conference 2009 Lifetime Achievement Award, and he is recognized as the “father of SSL,” the Internet security standard Secure Sockets Layer. Dr. Elgamal was issued several patents in online security, payments and data compression. He received a bachelor’s degree in electrical engineering from Cairo University, a master’s degree in electrical engineering from Stanford University and a doctorate in electrical engineering from Stanford University.

Our Board of Directors selected Dr. Elgamal to serve as a director because of his expertise in cybersecurity and encryption technologies. In addition, his experience working with data security firms contributes to the Board’s oversight of the Company’s cybersecurity risks as well as its marketing strategy. His experience as an executive and director at public and private information technology companies adds to the Board understanding of many matters facing the Company, including personnel management, business operations and corporate governance.

Robert C. Hausmann was elected to our Board of Directors in November 2005, was elected Lead Independent Director in December 2012 and non-executive Chairman of the Board in December 2014. Mr. Hausmann was co-founder, a director and Chief Financial Officer of TetraSun, Inc., a solar cell R&D and Manufacturing company that was sold to First Solar, Inc. in 2013. Prior to co-founding TetraSun, Mr. Hausmann was a consultant to public and private companies with respect to operational and financial management matters, including Sarbanes-Oxley and systems and process re-engineering. He also served as Vice President and Chief Financial Officer of Securify, Inc. (computer security monitoring) from September 2002 through June 2005. From September 1999 through September 2002, Mr. Hausmann served as Vice President and Chief Financial Officer of Resonate, Inc. (network traffic management) and managed that company’s initial public offering. Prior to these positions, he served as Operations Partner and Chief Financial Officer of Mohr, Davidow Ventures, a Silicon Valley-based venture capital partnership; and as the Chief Financial Officer of Red Brick Systems, Inc., where Mr. Hausmann managed the company’s initial public offering. Mr. Hausmann earned a Master of Business Administration degree from Santa Clara University and a Bachelors of Arts degree in Finance and Accounting from Bethel University.

Our Board of Directors selected Mr. Hausmann to serve as a director because of his experience as Chief Financial Officer of two publicly-traded companies and two private companies and as Chief Financial Officer of one of Silicon Valley’s premiere venture capital firms, which contributes to the Board’s oversight of the Company’s financial and accounting matters, including public company reporting and disclosure. His consulting work at public and private companies, principally in the information technology industry, brings to the Board valuable experience and perspective on a variety of matters facing the Company, including financial markets, operations, corporate governance, compliance and systems and process re-engineering.

Maribess L. Miller was elected to our Board of Directors in April 2010. Ms. Miller was a member of the public accounting firm PricewaterhouseCoopers LLP from 1975 until 2009, including serving as the North Texas Market Managing Partner from 2001 until 2009; as Southwest Region Consumer, Industrial Products and Services Leader from 1998 until 2001; and as Managing Partner of that firm’s U.S. Healthcare Audit Practice from 1995 to 1998. She was appointed in 2009 by Governor Rick Perry to the

Texas State Board of Public Accountancy and serves on the behavioral enforcement, rules and executive committees. She is past Board Chair for the Texas Health Institute and serves on the boards of the TCU Neeley School of Business and the North Texas Chapter of the National Association of Corporate Directors and on the board of Midmark Corporation and Triumph Bancorp, Inc. She graduated cum laude with a Bachelor’s degree in Accounting from Texas Christian University. Ms. Miller is a Certified Public Accountant.

Our Board of Directors selected Ms. Miller to serve as a director because of her extensive experience in auditing and consulting with companies in various fields, including healthcare and technology companies, which allows her to contribute valuable perspective and insights about the Company’s operations. In addition, Ms. Miller has special expertise in public company accounting and financial reporting. She brings to our Board and its Audit Committee invaluable technical understanding of public company accounting and internal controls over financial reporting.

Richard D. Spurr was elected to our Board of Directors in May 2005 and served as Chairman of the Board from February 2006 until December 2014. He joined our Company in January 2004 as President and Chief Operating Officer. In March 2005, Mr. Spurr was promoted to his current position as Chief Executive Officer. Mr. Spurr brings more than 30 years of IT experience in building sales, marketing and operations departments in corporate environments. Prior to joining ZixCorp, he served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. (information security). From 1997 to 2001 he served in several senior executive positions at Entrust, Inc. (information technology security) including VP of Sales, Marketing, Business Development and Professional Services, helping to take this technology company from an early stage to and beyond the initial public offering. From 1991 to 1996, he served in several senior executive positions at SEER Technologies, Inc. (information technology) and from 1974 to 1990, he worked for IBM Corporation (information technology) where, as Regional Manager, he was responsible for over 1,000 employees, and as group director in Tokyo, where he managed a $1.2 billion Asia Pacific business. Mr. Spurr earned a Bachelor of Arts degree from the University of Notre Dame.

Our Board of Directors selected Mr. Spurr to serve as a director because as the Company’s Chief Executive Officer his direct, day-to-day knowledge of and interaction with all aspects of our business, including shareholders, employees and customers is unique among the directors and provides our Board with important insights into our Company’s business. In addition, he brings over 30 years of experience in building and managing sales, marketing, business development and service operations in global information technology businesses, which is unique among the members of our Board.

Executive Officers

The following table indicates the names of our Executive Officers and their ages and positions. Officers serve at the discretion of our Board of Directors.

Name	Age	Position

Richard D. Spurr	61	Chief Executive Officer, President and Chief Operating Officer

James F. Brashear	57	Vice President, General Counsel and Corporate Secretary

Michael W. English	58	Vice President and Chief Financial Officer

Russell J. Morgan	55	Vice President, Client Services

David J. Robertson	56	Vice President, Engineering

Richard D. Spurr was elected to our Board of Directors in May 2005 and served as Chairman of the Board from February 2006 until December 2014. He joined our Company in January 2004 as President and Chief Operating Officer. In March 2005, Mr. Spurr was promoted to his current position as Chief Executive Officer. Mr. Spurr brings more than 30 years of IT experience in building sales, marketing and operations departments in corporate environments. Prior to joining ZixCorp, he served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. (information security). From 1997 to 2001 he served in several senior executive positions at Entrust, Inc. (information technology security) including VP of Sales, Marketing, Business Development and Professional Services, helping to take this technology company from an early stage to and beyond the initial public offering. From 1991 to 1996, he served in several senior executive positions at SEER Technologies, Inc. (information technology) and from 1974 to 1990, he worked for IBM Corporation (information technology) where, as Regional Manager, he was responsible for over 1,000 employees, and as group director in Tokyo, where he managed a $1.2 billion Asia Pacific business. Mr. Spurr earned a Bachelor of Arts degree from the University of Notre Dame.

James F. Brashear has served as Vice President, General Counsel and Corporate Secretary since February 2010. From September 2007 until joining our Company, Mr. Brashear was a partner at the law firm Haynes and Boone, LLP. From July 1996 until August 2007, he served in various executive capacities at Sabre Holdings Corporation (travel commerce) including Senior Vice President, Deputy General Counsel, Corporate Secretary and Chief Governance Officer. He was previously an attorney at AMR Corporation’s subsidiary American Airlines, Inc. (air transportation), and at the law firms Skadden, Arps, Slate, Meagher & Flom and O’Melveny & Myers. Mr. Brashear received a Juris Doctorate degree, magna cum laude, from the University of San Diego School of Law and a Bachelor of Arts degree from the University of California at San Diego. He is a member of the Bar of the United States Supreme Court, the California Bar Association and the State Bar of Texas. He served from 2004 to 2011 as a national director of The Society of Corporate Secretaries and Governance Professionals.

Michael W. English has served as our Chief Financial Officer (CFO) since July 2011. Since joining the Company in June 2007, he has served in many roles, including Controller and Treasurer. Mr. English is a certified public accountant and has more than 30 years of experience in finance and accounting. Before joining the Company, Mr. English was Vice President of Finance for Advance Fibre Communications (telecommunications) from March 2004 through June 2005, and Vice President of Finance for Marconi, PLC (telecommunications) from June 1999 to February 2004. Previously, he served as Division Controller for the Access Division of RELTEC Corporation, Division Controller at Rockwell Automation and Division Controller at Reliance Electric Company. Mr. English earned a Masters degree in accountancy from DePaul University and a Bachelor of Arts degree in English from John Carroll University. In July 2009, Mr. English was discharged from personal debts pursuant to a voluntary petition filed in April 2009 under federal bankruptcy laws.

Russell J. Morgan has served as our Vice President, Client Services since September 2002. From February 1997 until August 2002, he worked at Entrust, Inc. (information technology security) where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, he founded the professional services organization and then managed the business and technical operations for the Entrust.net business unit. Previously, he held several management positions at Lockheed Martin (aerospace), where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 30 years’ experience in managing, delivering and supporting complex customer-focused technology solutions. Mr. Morgan holds a Bachelor of Engineering degree from Concordia University, Montreal, Quebec, Canada.

David J. Robertson has served as our Vice President, Engineering since March 2002. Mr. Robertson has over 30 years of experience in the internet and telecommunications industries, with specific expertise in hosted network architecture, electronic security, communication protocols, software systems and wireless infrastructure. From 1981 through 2000, he was employed by Nortel Networks (telecommunications), where he held technology Vice President positions in the Wireless, Carrier and Enterprise Divisions. From 2001 to 2002, he participated in creating technology startup companies with STARTech Early Ventures (venture capital). He has been a participant in several industry standards-setting groups and serves with the City of Richardson Chamber of Commerce. He holds a Bachelor of Science degree in Electrical Engineering from the University of Waterloo, Canada, and a Master’s degree in Engineering from Carleton University, Canada.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN

BENEFICIAL OWNERS

The following table sets forth as of April 30, 2015 (unless otherwise indicated) the shares of our common stock that were beneficially owned by each director, by each executive officer, by all of our directors and executive officers as a group, and by all persons known by us to beneficially own more than 5% of our outstanding common stock. We do not have any equity or security ownership requirements or guidelines for our directors or executive officers.

	Amount and Nature of Beneficial Ownership(1)
Beneficial Owner(2)	Total Beneficial Ownership	Percent of Class(3)
Mark J. Bonney(4)	35,000	*
Michael E. Dailey(5)	42,000	*
Taher A. Elgamal(6)	25,000	*
Robert C. Hausmann(7)	187,530	*
Maribess L. Miller(8)	41,000	*
Richard D. Spurr(9)	1,753,672	3.0%
James F. Brashear(10)	132,626	*
Michael W. English(11)	194,969	*
Russell J. Morgan(12)	189,409	*
David J. Robertson(13)	730,884	1.4%
BlackRock Inc.(14)	4,303,756	7.5%
Wellington Management Company LLP (15)	6,579,422	11.5%

TOTAL	14,215,268	25.0%

All directors and executive officers as a group (10 persons)	3,332,090	6.0%

*	Denotes ownership of less than 1%.
(1)	Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.
(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
(3)	Percentages are based on the total number of shares of our common stock outstanding at April 30, 2015, which was 57,519,466 shares. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of April 30, 2015 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(4)	Includes purchased shares and shares that Mr. Bonney has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(5)	Includes purchased shares and shares that Mr. Dailey has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(6)	Includes shares that Dr. Elgamal has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(7)	Includes purchased shares and shares that Mr. Hausmann has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.

(8)	Includes purchased shares and shares that Ms. Miller has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(9)	Includes purchased shares, restricted stock and 1,278,125 shares that Mr. Spurr has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(10)	Includes restricted stock and 38,376 shares that Mr. Brashear has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(11)	Includes restricted stock and 81,875 shares that Mr. English has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(12)	Includes purchased shares and 186,909 shares that Mr. Morgan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(13)	Includes purchased shares, restricted stock and 422,500 shares that Mr. Robertson has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2015.
(14)	As reported in Schedule 13G filed on January 26, 2015, Blackrock, Inc., 40 East 52nd Street New York, New York 10022, has sole voting power with respect to 4,027,159 shares and sole dispositive power with respect to 4,303,756 shares.
(15)	As reported in Schedule 13G filed on February 12, 2015, Wellington Management Company, LLP, 280 Congress Street Boston, Massachusetts 02210, has shared voting power with respect to 4,098,827 shares and shared dispositive power with respect to 6,579,422 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers, and certain persons who beneficially own more than 10% of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other securities. Directors, executive officers, and 10%-or-greater shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely on a review of the forms filed during or with respect to fiscal year 2014 and written representations from the reporting persons, the Company believes that its executive officers and directors filed all required reports on a timely basis.

Corporate Governance

Board of Directors

Our business is managed under the direction of our Board of Directors. As of May 13, 2015 our Board consists of six members. The names of our six current Board members, their professional experience and attributes are described in the 2014 Annual Report on Form 10-K.

Corporate Governance

Our principal corporate governance documents are available on our website at www.zixcorp.com/company/corporate-governance. We are in compliance with corporate governance requirements, including those of the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, and the NASDAQ Listing Rules. We will continue to monitor our policies and procedures to ensure compliance with developing standards in the corporate governance area. Our Board has also designated our Corporate Secretary as the Company’s Chief Governance Officer and looks to this officer to keep the Board informed of corporate governance matters.

Director Independence

Our Board has determined that all of our Board members other than Richard D. Spurr are “independent” as defined in the NASDAQ Listing Rules. The NASDAQ independence definition includes a series of objective tests, that the subject director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ Listing Rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

The Board believes that the independent oversight of management is an important function of an effective Board of Directors. The independent members of our Board have determined that the most effective Board leadership structure for our Company at the present time is to have separate individuals in the roles of Chairman of the Board and Chief Executive Officer. Accordingly, Mr. Hausmann currently serves as non-executive Chairman of the Board and Mr. Spurr currently serves as Chief Executive Officer. Our Board believes this structure has strong investor support and demonstrates the company’s commitment to sound corporate governance. The Board retains the authority to modify this structure. The Board elected Mr. Hausmann as non-executive Chairman of the Board in December 2014. Among other roles, the non-executive Chairman advises the CEO about his relationship and communication with the Board, acts as the principal liaison between the independent members of the Board and the CEO, sets the agendas and serves as the chairman at meetings of the Board and private sessions of the independent Board members and coordinates the work of the Board’s committees. The Board believes this governance structure allows the CEO to focus his time and energy on operating and managing the Company, leverages the experience and perspectives of the Chairman and promotes balance between the independent Directors’ oversight of our Company and the CEO’s management of the business on a day-to-day basis.

Risk Oversight by the Board

Our management is responsible for assessing and managing the various risks our Company faces. Our Board is responsible for overseeing management in this effort. For example, the Board as a whole oversees strategic risks and cybersecurity risks. In exercising its oversight responsibilities, our Board allocates some areas of focus to its standing committees. Specifically, our Audit Committee has oversight responsibility for financial and compliance risks, such as accounting, finance, internal controls, tax and other compliance matters, in addition to overseeing compliance with our Code of Conduct and Code of Ethics. Our Nominating and Corporate Governance Committee oversees succession management and compliance with our corporate governance principles. Our Compensation Committee is responsible for overseeing and monitoring our executive compensation programs and monitoring and assessing the interplay between those programs and risks in our business.

Throughout the year, our Chief Executive Officer, Chief Financial Officer and General Counsel and other officers review and discuss various risks with the Board and its committees. Our Board has also designated our General Counsel as the Company’s Chief Compliance Officer and looks to this officer to keep the Board apprised of material developments with respect to the compliance-related risks that the Company faces, as well as the Company’s efforts to manage those risks.

Political Activities and Contributions

The Company provides to policymakers, directly and by participating in business and industry associations, information and opinions on matters related to its business. The Company’s activity in this respect is principally to offer comments on legislative or regulatory initiatives dealing with privacy or cyber security. The Company has no intention to directly use shareholder funds for advocacy in elections for any public office or to contribute shareholder funds to any third party for that purpose.

Attendance at Board Meetings and Annual Meeting

Our Board meets during the year to monitor our performance, review significant developments and act on matters requiring Board approval. Our Board met on 14 occasions during 2014. Each of the current directors attended at least 75% of the aggregate of all meetings of our Board and its committees held in 2014 during periods in which that director served on the Board and those committees. Directors are encouraged to attend our Annual Meeting of Shareholders. All six of our then-current directors attended our 2014 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. These committees devote attention to specific subjects and to assist our Board in discharging its business and risk oversight and governance responsibilities. Each committee’s charter is available on our website at www.zixcorp.com/company/corporate-governance.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee comprises Robert C. Hausmann (chair), Mark J. Bonney and Taher A. Elgamal. Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the NASDAQ Listing Rules. Under its charter, the committee’s principal responsibilities include: establishing the criteria for nominating new directors, identifying suitable individuals under those criteria who are qualified to serve as directors; recommending to the Board nominees for election as directors; developing and recommending to the Board corporate governance principles or practices that the Committee believes should be adopted or implemented by the Company, the Board or its committees. The Nominating and Corporate Governance Committee presents qualified director candidate(s) to our Board as appropriate. There is no third party that we currently pay to assist in identifying or evaluating potential director nominees. The Nominating and Corporate Governance Committee met on 5 occasions during 2014.

Shareholder Nomination of Director Candidates

The Nominating and Corporate Governance Committee has a policy with respect to the consideration of director candidates recommended by shareholders. The Nominating and Corporate Governance Committee will consider director nominations suggested by shareholders, in accordance with the Committee’s bylaws and the Director Nomination Process that is available on our website at www.zixcorp.com/company/corporate-governance.

A shareholder desiring to nominate a person for election to our Board must send a written notice to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Shareholder nominations for the 2016 annual meeting must be received no earlier than February 25, 2016, and not later than March 26, 2016. The written notice must contain the information required by section 1.12 of our bylaws, including all information required to be disclosed in solicitations of proxies for election of directors and as otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. The final selection of director nominees is within the sole discretion of our Board.

Diversity of Directors

The Board of Directors and the Nominating and Corporate Governance Committee believe that the Board should include directors with diversity of education, experience, skills, qualities, backgrounds and other attributes. The Board does not follow any ratio or formula to determine the appropriate mix of directors, but instead uses its judgment to identify nominees whose education, experience, skills, qualities, backgrounds and other attributes, taken as a whole, will contribute to the diversity of the Board.

Director Qualification Criteria

The criteria considered by the Nominating and Corporate Governance Committee and the Board of Directors in evaluating director candidates include characteristics such as the following:

•	Integrity

•	The candidate’s ability to objectively analyze complex business problems and develop creative solutions.

•	The candidate’s business and financial sophistication.

•

The candidate’s availability and ability to participate in Board activities and fulfill the responsibilities of a director, including attendance at, and active participation in, meetings of the Board and its committees.

•	The candidate’s ability to work well with the other directors and senior management of the Company.

•	The candidate’s ability to meet the independence criteria that have been adopted by the Board.

Candidates who will serve on our Audit Committee must have the following additional characteristics:

•	The candidate must meet additional independence requirements in accordance with applicable rules and regulations.

•	The candidate must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and statement of cash flows.

•	At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.

Other factors considered in candidates may include, but are not limited to, the following:

•	The extent to which the candidate possesses pertinent technological, political, business, financial or social/cultural expertise and experience.

•	The extent of the candidate’s commitment to increasing shareholder value.

•	The candidate’s achievement in education, career and community.

•	The candidate’s past or current service on boards of directors of public or private companies, charitable organizations and community organizations.

•	The extent of the candidate’s familiarity with issues affecting the Company’s business and industry.

•	The candidate’s expected contribution to the Board’s desired balance and diversity.

The Nominating and Corporate Governance Committee will evaluate a nominated candidate and, after consideration taking account of the Director Qualification Criteria described above, will determine whether or not to proceed with the candidate. These procedures have not been materially modified since our disclosure of these procedures in our proxy statement in connection with our 2014 Annual Meeting of Shareholders. These procedures do not create a contract between our Company, on the one hand, and a Company shareholder(s) or a candidate recommended by a shareholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations, and the discretion of our Board. There are no material differences in the procedures for evaluating new director nominees based on whether they are recommended by a security holder in or by our Board.

Director Election Procedures

Under our Director Nomination and Election Policies revised in 2014, each director nominee in an uncontested election tenders his or her conditional resignation to the Corporate Secretary before the election. If a director nominee receives a Majority WITHHELD Vote in the election, that director’s resignation offer becomes effective automatically. The Nominating and Corporate Governance Committee then recommends to the Board whether to accept the offered resignation. Within 90 days after the certification of voting results in the election, the Board will decide whether or not to accept the offered resignation. In general, any director nominee who receives a Majority WITHHELD Vote will not participate in the Nominating and Corporate Governance Committee recommendation or the Board decision regarding an offered resignation. If all members of the Nominating and Corporate

Governance Committee received a Majority WITHHELD Vote, then the independent directors who did not receive a Majority WITHHELD Vote will appoint a committee among themselves to consider and make a recommendation to the Board with respect to the offered resignations. If three or fewer directors receive a majority of FOR votes cast out of all votes cast in the election, then all directors (including those who received a Majority WITHHELD Vote) may participate in the Board’s decision whether to accept or not to accept the offered resignations. The Company will promptly disclose the Board’s decision in a Current Report on Form 8-K, including the reasons a resignation is not accepted.

Audit Committee

Our Audit Committee is comprised of Maribess L. Miller (chair), Mark J. Bonney and Robert C. Hausmann. Our Board determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the NASDAQ Listing Rules and the SEC, and that each has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee. Our Board also determined that all three members of the Audit Committee qualify as an “audit committee financial expert” under SEC rules.

Our Audit Committee oversees our financial reporting process, related controls and audit functions on behalf of our Board, pursuant to a written charter adopted by our Board that is available on our website at www.zixcorp.com/company/corporate-governance. The Audit Committee met on 9 occasions during 2014.

Compensation Committee

Our Compensation Committee consists of Taher A. Elgamal (chair), Michael E. Dailey and Maribess L. Miller. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the NASDAQ Listing Rules. The independent directors on our Board ultimately approve the compensation payable to our executives and directors, but the Board has established the Compensation Committee to assist it in compensation decisions. The Compensation Committee met on seven occasions during 2014.

The Compensation Committee operates under a written charter that is available on our website at www.zixcorp.com/company/corporate-governance. Under its charter, the Compensation Committee’s primary responsibilities include, among other things, the following:

•	Establish and review the Company’s overall management compensation philosophy and policies;

•

Directly review and approve corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers, including annual and long-term performance goals and objectives;

•

Evaluate the performance of the Company’s CEO and other executive officers in light of those goals and objectives; and determine and approve the compensation of the CEO and other executive officers based on that evaluation, including incentive-based cash compensation and equity-based compensation;

•	Review and authorize any employment, compensation, benefit or severance agreement with any executive officer (and any amendments or modifications thereto);

•	Administer and oversee any equity-based or other compensation plan or program as to which the Board has delegated such responsibility to the Committee; and

•	Review and make recommendations to the Board with respect to the Company’s overall director compensation philosophy and policies.

The Compensation Committee’s charter provides that the Compensation Committee, in its sole discretion, has the authority to retain a compensation consultant. Paradox Compensation Advisors (“Paradox”), has been retained directly by the Compensation Committee to provide various advice to the Compensation Committee. Paradox did not provide any services directly to the Company or to management

The Compensation Committee has evaluated the independence of its advisors in light of SEC rules and NASDAQ Listing Rules, which require consideration of the following factors:

•	Whether any other services are provided to the Company by the consultant;

•	The fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	The policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee;

•	Any company stock owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that its engagement of the advisors and the services provided to the Compensation Committee by its advisors did not raise any conflict of interest.

Policies, Procedures, and Practices

Our processes and procedures for the consideration and determination of executive and director compensation are as follows:

•	Our Compensation Committee requests recommendations from the CEO with respect to the elements of compensation for the members of management that are direct reports to the CEO.

•

Our Compensation Committee consults with and meets with the CEO as required to discuss his recommendations, meets in executive session, or discusses among themselves, as appropriate, in order to formulate a recommendation regarding the compensation of our executives to the independent directors on our Board.

•	Our Compensation Committee then makes a recommendation to the independent directors on our Board.

•

The independent directors on our Board consult and meet with the CEO and the members of the Compensation Committee as required to discuss the latter’s recommendation, meet in executive session, or discuss among themselves, as appropriate, to reach a decision.

•	The independent directors’ decision is communicated to the CEO.

•	As required by NASDAQ Listing Rules, the CEO does not participate in discussions or decisions regarding his own compensation.

•

For the consideration and determination of director compensation, our Board typically refers the matter to the Compensation Committee in order for it to review the matter and make a recommendation to the entire Board.

•

The Committee has the authority to create one or more subcommittees of two or more of its members. The Committee may delegate any of its responsibilities to a subcommittee of this Committee so long as such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NASDAQ.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee was composed entirely of independent directors. None of the members of the Compensation Committee is or was, during 2014 or previously, an officer or employee of our Company or any of our subsidiaries and none had any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. During 2014, none of our executive officers served as a member of a Board of Directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communications with Directors

Shareholders interested in communicating with our Board of Directors may do so by writing to our executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our Corporate Secretary will review all shareholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board will be forwarded, as appropriate, to the Board, Committee or individual Board member.

Code of Ethics

We have a Code of Conduct and Code of Ethics, which applies to all of our employees, officers and directors, including our Chief Executive Officer and senior financial officials. It is available on our website at www.zixcorp.com/company/corporate-governance. The Code of Conduct and Code of Ethics affirms that we expect all directors and employees to uphold our standards of ethical behavior and compliance with the law and to avoid conflicts of interest between the Company and their personal and professional affairs. It establishes procedures for the confidential reporting of suspected violations of the Code of Conduct and Code of Ethics. It also sets forth procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, auditing or compliance matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting, auditing or compliance matters. Our Code of Conduct and Code of Ethics also addresses conflicts between the interests of our directors or officers and our Company or its shareholders. Any waiver of our Code of Conduct and Code of Ethics must be approved by the Board of Directors, or a committee of the Board of Directors, as applicable, and in compliance with applicable law. Any waiver of our Code of Conduct and Code of Ethics will be publicly disclosed by posting the waiver on our website at www.zixcorp.com/company/corporate-governance.

Independent Registered Public Accountants

General

Whitley Penn LLP has been appointed by the Audit Committee as our independent registered public accounting firm for fiscal year 2015. Also, Whitley Penn LLP was selected by the Audit Committee as our independent registered public accounting firm the previous nine consecutive fiscal years. Whitley Penn’s service in that role in each of those years was ratified by our shareholders.

A representative of Whitley Penn LLP is expected to be present at the 2015 Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

Fees Paid to Independent Public Accountants

Following is a summary of Whitley Penn’s professional fees billed to us for the years ended December 31, 2013 and December 31, 2014:

	2013		2014
Audit Fees	197,298	(1)	200,213	(1)
Audit-Related Fees	16,837	(2)	17,285	(2)
Tax Fees	0		0
All Other Fees	0		0

Total Fees	$214,135		$217,498

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in our Annual Report on Form 10-K, the quarterly review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as accounting advisory services related to financial accounting matters, and other services related to filings made with the SEC.
(2)	Audit-related fees consist of required audits of our employee benefit plan.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by Whitley Penn LLP in order to assure that the provision of services does not impair the auditor’s independence. Annually, Whitley Penn LLP presents to our Audit Committee the services that are expected to be performed by the independent auditor for succeeding fiscal year. Our Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A under the Securities Exchange Act of 1934). For each service listed in those categories, our Audit Committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee reviews, on at least an annual basis, the services provided by Whitley Penn LLP and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services provided by Whitley Penn LLP in 2014 were approved in accordance with the Audit Committee’s pre-approval policies, and all of the services expected to be provided by Whitley Penn LLP in 2015 have been pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees, pursuant to its charter adopted by the Board of Directors, the Company’s internal controls over financial reporting. The Audit Committee also has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accountants. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities.

Management has the primary responsibility for our financial statements and our reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in our 2014 Annual Report on Form 10-K, the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements and management’s report on internal controls over financial reporting and the independent accounting firm’s related opinions. The Audit Committee has discussed with the independent registered public accounting firm, Whitley Penn LLP, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T), regarding the independent registered public accounting firm’s communications with the Audit committee concerning independence, and has discussed with Whitley Penn LLP the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2014 filing with the SEC.

May 13, 2015	Respectfully submitted by the Audit Committee,

Mark J. Bonney
Maribess L. Miller, Chair
Robert C. Hausmann

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

INFORMATION ON THE COMPENSATION OF DIRECTORS

General

A director who is an employee of the Company receives no additional compensation for his or her services as a director. A director who is not an employee (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Retainer

Each non-employee director receives a quarterly retainer for service as a director. The amount and form of the retainer are fixed from time to time by the Board. For 2014, the quarterly retainer was $22,000, with an additional $2,000 quarterly retainer for service on each committee of the board, and an additional $500 quarterly retainer for service as a chair of a committee of the board. The non-executive Chairman of the Board receives an additional quarterly retainer of $5,000.

Non-employee directors do not receive additional compensation for attending board or committee meetings.

Option Awards

New directors generally receive a grant of options under the Company’s Incentive Plan following their initial election or appointment to the board.

2014 Director Compensation Paid

The following table sets forth the cash and non-cash compensation paid to our non-employee directors who served in calendar year 2014:

2014 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Mark J. Bonney(3)	$100,000	*	$100,000
Michael E. Dailey	$96,000	*	$96,000
Taher A. Elgamal	$106,000	*	$106,000
Robert C. Hausmann(4)	$106,000	*	$106,000
Maribess L. Miller	$106,000	*	$106,000
Antonio R. Sanchez III(5)	$48,000	*	$48,000

(1)	See the discussion above for an explanation of the cash compensation paid to our directors.
(2)	The aggregate number of stock options held by each of the non-employee directors as of December 31, 2014, was as follows:

Name	Total Options Outstanding
Mark J. Bonney	25,000
Michael E. Dailey	25,000
Taher A. Elgamal	25,000
Robert C. Hausmann	179,500
Maribess L. Miller	30,000
Antonio R. Sanchez III	46,000

All of these options were vested as of April 30, 2015.

(3)	Fees earned in cash by Mr. Bonney are paid to On Board Advisors, LLC.
(4)	Fees earned in cash by Mr. Hausmann are paid to Business Services Group, LLC.
(5)	Mr. Sanchez left the Board on June 11, 2014.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business

The Company is a leader in email data protection. We offer email encryption, email data loss prevention and Bring-Your-Own-Device (“BYOD”) data security to meet business data protection and compliance needs. We primarily serve the healthcare, financial services, insurance and government sectors. Our customers include one in every four U.S. banks, one in every five U.S. hospitals and more than 30 Blue Cross Blue Shield organizations, and significant financial regulators such as the Federal Financial Institutions Examination Council (“FFIEC”), divisions of the U.S. Treasury, the SEC, and the Financial Industry Regulatory Agency (“FINRA”).

2014 Financial Performance

In 2014, we delivered revenue of $50.3 million, growth of 5% year-over-year. GAAP Net Income was $4.1 million in 2014, compared to $10.5 million in 2013. The lower earnings in 2014 compared to the prior year resulted primarily from higher income taxes and increased sales and marketing investment. Net income in 2013 included a decrease in the Company’s deferred tax asset valuation allowance resulting in a tax benefit, while the 2014 net income included a tax expense. The combined result of the 2013 tax benefit and 2014 tax expense resulted in a year-over-year tax expense increase of $3.8 million in 2014 compared to the prior year. Additionally, in 2014 we increased sales and marketing investment by approximately $4.5 million to increase market awareness and grow our sales pipeline, especially relating to our new product, ZixOne. Cash flow from operations for the full year ended December 31, 2014, was $13.3 million. Cash and cash equivalents at 2014 year-end was $21.7 million. We spent $16.5 million on share repurchases during 2014. We delivered $0.07 of GAAP diluted earnings per share in 2014, down from $0.17 in 2013, a decrease of $0.10 per share resulting from the higher tax expense and marketing and sales investments described above.

Governance and Evolving Compensation Practices

The Compensation Committee and the Board are mindful of evolving practices in executive compensation and corporate governance. In response, we have adopted certain policies and practices that are in keeping with “best practices” in many areas. For example:

•	The Compensation Committee engages an independent compensation consultant to evaluate our executive compensation practices in comparison to a peer group.

•	We do not provide excessive executive perquisites or extraordinary relocation benefits to our named executive officers.

•	We do not provide tax gross-ups on compensation paid to our named executive officers, or on “golden parachute” excise taxes.

•

Our Incentive Plan and our Employee Termination Benefit Agreements have “double-trigger” vesting for equity awards in the context of a change in control if the awards are assumed by the acquiring company.

•	Our Incentive Plan expressly prohibits repricing of options (directly or indirectly) without prior shareholder approval.

•

Our Policy on the Prevention of Insider Trading prohibits various types of transactions involving Company stock or securities, including short sales, options trading, hedging, margin purchases and pledges.

•	Our executive compensation is subject to recoupment or “clawback” under applicable law.

Executive Compensation Overview

A significant portion of the 2014 compensation of our named executive officers was directly affected by our financial results and stock price, both in the amount of cash compensation earned and the value of outstanding long-term equity awards.

For 2014, compensation designed for our executive officers consisted of:

•	Base salary

•	Short-term cash awards conditioned upon achieving objective performance targets

•	Long-term equity in the form of stock options and restricted stock or restricted stock units

•	The same group health and welfare benefit programs and tax-qualified retirement plans that are available to all of our employees.

As described in more detail below, short-term cash performance awards under our 2014 Variable Compensation Program (“VCP”) were tied to achieving pre-established target levels under four objective performance measures: revenue, new first year orders, adjusted EBITDA, and adjusted EPS. The Company failed to achieve the 2014 targets for any of those four metrics. Accordingly, none of the named executive officers will receive any payout with respect to the 2014 VCP.

General

The independent, non-employee directors on our Board, with the assistance of the Compensation Committee, administer the cash and non-cash compensation programs applicable to our executive officers.

The independent directors on our Board also make all decisions about executive officer compensation, with advice from the Compensation Committee and after discussion with our Chief Executive Officer about his subordinates. The independent directors have often refined compensation recommendations made by the Chief Executive Officer or the Compensation Committee. Consistent with NASDAQ requirements, our Chief Executive Officer’s compensation is determined solely by the independent directors, and the Chief Executive Officer does not participate in those discussions or decisions.

During 2014, our executive officers were Richard D. Spurr, James F. Brashear, Michael W. English, Russell J. Morgan, and David J. Robertson (collectively, “named executive officers,” or “NEOs”). The compensation paid in 2014 to our NEOs, as set forth below in the “Summary Compensation Table,” primarily consisted of base salary, stock options, and either restricted stock or restricted stock units. NEOs also received partial match contributions to the Company-sponsored 401(k) plan (which we offer on a non-discriminatory basis to all 401(k) plan participants) and Company-funded life insurance benefits (which we offer on a non-discriminatory basis to all full-time employees). We have no non-qualified deferred compensation arrangements, defined benefit retirement plans or meaningful NEO perquisites.

Compensation Philosophy and Objectives

Our Board of Directors believes that an effective executive compensation program is one that, among other things, accomplishes the following goals:

•	Attracts and retains executives with the experience, skills, and knowledge that our Company seeks and requires;

•	Attracts and retains executives committed to achieving our goals;

•	Rewards the achievement of specific, objective performance metrics established by our Board; and

•	Motivates management to increase long-term shareholder value.

Our Board and Compensation Committee seek to implement and maintain a compensation plan for our executive officers that is fair, reasonable, and competitive, and that attracts and retains talented and qualified personnel. Our Board believes that equity awards supplement the cash base salary and motivate the recipient to work to achieve long term value for our shareholders. Our Board also believes that equity awards, variable compensation awards, and termination benefit agreements are crucial to recruiting (and retaining) the services of qualified and talented personnel.

Risk Considerations

The Board and Compensation Committee reviewed with management the design and operation of our compensation programs for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. After conducting its evaluation, the Compensation Committee concluded that the Company’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Role of Executive Officers in Compensation Decisions

Our Board, the Compensation Committee and our management each play a role in our compensation process. The Compensation Committee reviews and makes recommendations to our Board regarding our executive compensation practices, after which the Board makes the final determinations. The CEO does not participate in discussions or decisions about his own compensation. Our Board delegates to our management the authority to make certain compensation related decision for employees who are not executive officers.

Approval Authority for Certain Compensation Related Matters

Compensation decisions affecting the CEO and other NEOs are approved by the Compensation Committee, which is comprised solely of independent directors, and are separately ratified by the Board, except that the CEO does not participate in any discussions or decisions related to the CEO’s own compensation.

Competitive Market Information

In 2012, the Compensation Committee engaged Paradox to evaluate the Company’s compensation for various selected positions, including the named executive officers, in order to assist the Compensation Committee in setting executive compensation that is market competitive. The Compensation Committee and Board considered this study when setting executive compensation for 2014. As noted below, the Compensation Committee engaged Paradox to conduct another competitive analysis in 2014, which the Board considered when setting executive compensation for 2015.

After consideration of company revenue and market capitalization of companies in the Company’s technology industry segment, Paradox and the Compensation Committee chose a group of 19 peer companies as compensation analysis comparators for the 2012 study. This group consisted of the following companies:

Compensation Analysis Peer Group

Brightcove	Market Leader
Broadvision	Pervasive Software
Callidus Software	Proofpoint
Carbonite	Sciquest
Convio	Smith Micro Software
Digimarc	Soundbite Communications
Egain Communications	Splunk
Ellie Mae	Wave Systems
Glowpoint	Widepoint
Imperva

Similar to the Company, each of these peer group companies used a business-to-business (B2B) sales model. The Compensation Committee believed this was important factor in the selection of the peer group because B2B companies tend to have very different revenue and profit profiles than companies using business-to-consumer (B2C) sales models. Data from the compensation analysis peer group was evaluated with respect to base salary, actual total cash (base salary + last actual bonus), long-term incentive values, and total direct compensation (base salary + last actual bonus + total long-term incentive values).

Although comparisons varied by individual, on average, Paradox considered the Company to have good positioning on total cash compensation for the named executive officers in the 2012 study. While the data showed that total cash compensation was significantly below the median and mean for several positions, Paradox indicated that nine of the 19 companies in the compensation analysis peer group had low or no bonus awards, due to negative EBITDA. With positive EBITDA more consistently represented across the peer group, total cash compensation in the benchmark companies would have been expected to be higher.

However, the Company’s total direct compensation for the named executive officers was significantly below median and mean in the 2012 study, primarily due to lower-than-average long-term incentive awards. For example, for the CEO, total direct compensation was more than 25% below the median (50th percentile) of the compensation analysis peer group.

When evaluating the types of long-term incentive awards granted, Paradox reviewed the practices of a broader group of companies and determined that, on average, such companies were granting a mix of both stock options and restricted stock awards to their executive officers.

Executive Officer Base Salaries and Compensation Comparisons

Our executive officers’ salaries are, in general, established by (a) reference to each executive’s position with our Company and (b) a subjective assessment of the cost to us of hiring executives with comparable experience and skills. For 2014, the Board also considered the 2012 executive compensation study prepared by Paradox. We believe this approach offers our executives, including our named executive officers, a reasonable base salary as subjectively determined by our Board following a recommendation by our CEO. The amount of compensation awarded to each of the executive officers relates primarily to the experience, responsibilities and performance of each executive officer, as well as to a subjective assessment of compensation paid by similar companies for comparable positions.

After consideration of these factors, in April 2014, Mr. English’s base salary was increased by 7.0% and Mr. Brashear’s base salary was increased by 4.0%. Base salaries for Mr. Spurr, Mr. Morgan and Mr. Robertson remained unchanged.

Executive Officer Variable Compensation

We believe that variable compensation, based on the Company’s achievement of objective performance measures, is an important component of an executive’s overall compensation package and helps to attract and retain executives with the skills, experience, and knowledge we seek. Furthermore, we believe a variable compensation element motivates the recipient to achieve financial and business objectives established by our Board and enables the recipient to share in the success of our business endeavors.

The Company’s executive officers, other than executives whose primary function is sales, typically are eligible to receive awards under variable compensation programs (“VCP”) approved by our Board for each calendar year. Each executive officer is provided a total variable compensation opportunity, with payment conditioned upon the Company meeting objective performance targets under various metrics that are established by the Board. Achievement of the target level of performance, and payment of the associated variable compensation opportunity, is determined separately by the Board for each performance metric. Therefore, the Company need not meet the performance targets under all of the metrics in order to pay variable compensation. For 2014, our Board approved a VCP with metrics based on four objective performance measures:

•	Revenue

•	New first year orders

•

Non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). Adjusted EBITDA adds back stock-based compensation and non-recurring litigation and consulting expenses.

•	Non-GAAP adjusted earnings per share (Adjusted EPS). Adjusted EPS adds back stock-based compensation, non-recurring litigation and legal expenses, and certain income tax effects.

The 2014 VCP established award levels at 100 percent, 110 percent and 120 percent of the target for each of the four objective metrics. Each metric was given a 25% weighting. As indicated in the table below, the Company failed to achieve any of the 2104 performance metrics, and the named executive officers did not receive a payout under the 2014 VCP.

Variable Compensation for Named Executive Officers

2014 Performance Metrics	Weight	2014 Metric Target Levels*			2014 Actual Achievement*	2014 Actual % Achievement
Revenue	25%	$55.06	$55.50	$56.00	$50.35	0.0%
New First Year Orders	25%	$14.03	$14.80	$16.50	$8.49	0.0%
Adjusted EBITDA**	25%	$12.08	$12.40	$12.70	$10.84	0.0%
Adjusted EPS**	25%	$0.17	$0.18	$0.19	$0.15	0.0%

		Target Achievement Payout %			Weighted Average Payout
		100%	110%	120%		0.0%

*	Dollar amounts in millions, except adjusted EPS.
**	For a detailed description of how the Company uses non-GAAP metrics and arrived at Adjusted EBITDA and Adjusted EPS for the full year 2014, see our fourth quarter earnings release and Form 8-K dated February 18, 2015.

The 2014 VCP 100% target in Revenue required the Company to exceed the upper end of the Company’s publicly forecast 2014 revenue range. The 2014 VCP 100% target for Adjusted EPS required the Company to meet the upper end of the Company’s publicly forecast 2014 adjusted EPS range. The 2014 VCP 100% targets in Adjusted EBITDA and Adjusted EPS were based on detail internal budget forecasts and were calculated by applying the same methodology used to determine the actual Adjusted EBITDA and Adjusted EPS reported quarterly in our earnings release.

The table below sets forth the variable compensation amounts payable to our named executive officers at 100% target achievement under the 2014 VCP, and the amounts actually paid.

Name	Year	Amount Payable at 100% Target Achievement	Amount Actually Paid	Weighted Average Payout Percentage
Richard D. Spurr	2014	$220,000	$-0-	0.0%
James F. Brashear	2014	$80,063	$-0-	0.0%
Michael W. English	2014	$79,188	$-0-	0.0%
David J. Robertson	2014	$87,500	$-0-	0.0%
Russell J. Morgan	2014	$80,500	$-0-	0.0%

Equity-based Awards

General

We historically awarded stock options to our executives as a means of retaining and motivating them over the longer-term (and to attract potential executives to accept employment with us). In 2012, we began awarding time-based restricted stock or restricted stock units to our NEOs. In 2014, we awarded performance-based restricted stock units to our CEO and time-based restricted stock or restricted stock units to our other executive officers. We did not grant any stock options to our executives in 2014.

We have historically offered an equity element to executive compensation for the following reasons:

•

Equity-based awards motivate the award recipient to work to achieve the financial and business metrics that our Board establishes from time-to-time because it enables the option recipient to share in the success of our Company’s business , if and when that success is reflected in our stock price.

•	Equity-based awards are crucial to recruiting and retaining the services of qualified and talented personnel (i.e., the award recipient).

•

We have no non-qualified deferred compensation arrangements and no pension plans; accordingly, our Board believes that equity-based awards are a primary means by which our executives anticipate accumulating value for retirement.

Equity awards, to the extent made, are granted to our executive officers based on the following factors:

•	The impact of the individual’s role to our Company;

•	The individual’s experience, skills and/or knowledge in fulfilling that role;

•	The value of grants in employee retention and motivation for future performance;

•	An assessment of peer companies’ equity-based compensation for similarly-situated executives; and

•	Achieving parity among our executive officers.

Policies and Practices

The Board generally considers and makes equity-based compensation awards to each of our executive officers on an annual basis. The Board generally grants equity awards in the first quarter of each year, following the public announcement of the Company’s financial performance for the prior calendar year.

All stock options granted by the Company have an exercise price equal to or greater than the market price of our common stock on the day of the grant.

Frequency of Advisory Shareholder Vote on Executive Compensation

At the 2011 Annual Meeting of Shareholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 annual meeting.

Impact of Accounting and Tax Treatments of Compensation

The compensation committee considers the anticipated accounting and tax treatment to the Company and the participants in its review and establishment of compensation programs and payments, but the tax and accounting treatment of the salary compensation, variable compensation, stock options or stock awards paid or awarded to our executives generally is not a material factor in determining the magnitude of compensation payable to our executives or the relative mix of these elements in their compensation packages.

We understand that compensation in excess of $1,000,000 per year realized by any of our five most highly compensated executive officers would not be deductible by us for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company’s incentive plans are intended to permit awards that are exempt under 162(m), but deductibility of compensation is only one factor that the Compensation Committee and Board take into account in setting executive pay. Accordingly, the Compensation Committee and the Board reserve the right to issue awards that may not be deductible under 162(m).

Equity Ownership Guidelines

We do not currently have stock ownership or equity award retention guidelines for our directors or executive officers.

Executive Termination Benefits Agreements

We have agreements with certain of our executive officers and other key executives which provide for payments to those executives if their employment is terminated under specified circumstances. The Board believes that these executive termination benefit agreements (“ETBAs”) encourage employee retention and provide legal consideration supporting the enforceability of confidentiality, non-competition and non-solicitation obligations undertaken by our executives. See “Severance Benefits” for a summary of these ETBAs and the benefits potentially payable in certain scenarios.

In 2014 we made several updates to our standard form ETBA:

•	We made the separation payment period equal to twelve months’ of base salary without respect to the executive’s tenure with the Company.

•	We included in the separation payment a pro rata amount of VCP, based on the date of separation during the performance measurement period.

•	We made the health benefits separation payment equal to twelve months’ COBRA health insurance coverage without respect to the executive’s tenure with the Company.

2015 Executive Compensation Program

The Compensation Committee engaged Paradox to prepare a new executive compensation study with the following objectives:

•	Analyze competitive market pay (base salary, bonus and long-term compensation) for the named executive officers and other direct reports of the CEO,

•	Determine appropriate executive pay components and, as necessary, revise the annual incentive plan and develop long-term incentive specifications and award opportunities, and

•	Guide decisions regarding level and mix of pay (base salaries versus incentives) for key executive positions.

The 2014 study was completed in June 2014 and included a comparative analysis of the actual and target total direct compensation paid by companies in a 16-company peer group, as well as survey data for comparably-sized companies in the software and services industries. The study indicated that, on average, the Company’s executive base salaries were slightly below median. Although the Company’s EBITDA was the highest of the peer group companies for the years included in the study, actual total cash compensation was significantly below median, due to the fact that the Company has not paid executive bonuses in recent years. Paradox indicated that this suggested that the Company may have set a higher standard for performance than comparable companies. Similarly, total direct compensation, which includes actual total cash and the value of equity awards, was, on average, substantially below median for our NEOs. The 2014 study also indicated that the use of performance-based equity awards is a growing trend among public companies.

Following the Board’s consideration of the 2014 study, the Company made several changes to its executive compensation program for 2015:

•

The 2015 VCP includes award levels that begin paying 50 percent of the VCP opportunity at 90 percent of the target levels and increase, using straight line interpolation, to paying 100 percent of the VCP opportunity at 100 percent of target levels for each of the four objective metrics that were used in previous years, New First Year Orders, Revenue, Adjusted EBITDA and Adjusted EPS.

•	The 2015 equity grants to the executive officers include both time-based restricted stock units (RSUs) and performance-based RSUs .

•	50% of each executive officers’ 2015 equity grant is time-based RSUs that vest annually and pro rata over three years.

•	50% of each executive officers’ 2015 equity grant is performance-based RSUs with vesting that is conditioned on the Company meeting target levels of New First Year Orders.

•

Those performance-based RSUs are divided into three equal tranches, with a tranche allocated to each annual performance period 2015, 2016 and 2017. For each tranche, 50 percent of the RSUs in that tranche will vest at 90 percent of the target level of New First Year Orders for the applicable annual performance period, and vesting will increase using straight line interpolation up to100 percent vesting of that tranche at 100 percent of the target level of New First Year Orders for the annual performance period. The tranche of performance-based RSUs allocated to each annual performance period will automatically terminate and be forfeited if the Company’s New First Year Orders for the applicable performance period, as determined by the Committee, is less than 90% of the target New First Year Orders for that annual performance period.

Minor market adjustments were made to the base salaries of several executive officers.

The Compensation Committee has also asked Paradox to assess and evaluate the Company’s Board compensation structure, with the following objectives:

•	Advise the Compensation Committee as to best practices for Board compensation in the Company’s industry,

•	Assess the competitiveness of the Company’s Board compensation, both in terms of type (equity versus cash) and amount, and

•	Implement a structure that reflects both industry best practice and competitive data.

The Committee considered the findings of this study, but did not make any changes to our Board compensation program for 2015.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” be included in our proxy statement for the 2015 Annual Meeting of Shareholders (and incorporated by reference into our 2014 Annual Report on Form 10-K).

May 13, 2015	Respectfully submitted by the Compensation Committee,

Michael E. Dailey
Taher A. Elgamal (Chair)
Maribess L. Miller

Affirmed by non-member independent directors,

Mark J. Bonney
Robert C. Hausmann

2014 EXECUTIVE COMPENSATION

The following narrative, tables and footnotes describe the “total compensation” earned during fiscal year 2014 by our named executive officers.

Summary Compensation Table

The following table sets forth the compensation during the last three years paid to or earned by the Company’s CEO, CFO and the three other most highly compensated executive officers who were serving as executive officers as of the end of 2014.

Name and Principal Position	Year	Salary	Stock Awards (1)		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Richard D. Spurr Chairman, Chief Executive Officer and President	2014	$350,000	$466,000	(4)	—	—	$13,207	$829,207
	2013	$350,000	$345,000		$212,690	—	$9,781	$917,471
	2012	$330,000	$373,500		$771,665	$181,500	$8,561	$1,665,226

James F. Brashear Vice President, General Counsel and Secretary	2014	$228,750	$69,900		—	—	$7,899	$306,549
	2013	$225,000	$138,000		—	—	$7,673	$370,673
	2012	$225,000	$44,820		$66,318	$61,875	$3,651	$401,664

Michael W. English Vice President and Chief Financial Officer	2014	$226,250	$93,200		—	—	$3,235	$322,684
	2013	$215,000	$172,500		—	—	$2,038	$389,538
	2012	$187,500	$44,820		$94,553	$28,875	$1,754	$357,502

Russell J. Morgan(5) Vice President, Client Services	2014	$208,311	$69,900		—	—	$10,402	$288,613
	2013	$223,238	$120,750		—	—	$9,337	$353,325
	2012	$230,000	$32,370		$67,766	$61,875	$11,509	$403,520

David J. Robertson Vice President, Engineering	2014	$250,000	$186,400		—	—	$10,051	$446,451
	2013	$250,000	$207,000		—	—	$8,594	$465,594
	2012	$240,000	$249,000		$234,582	$61,875	$7,430	$792,887

(1)	The stated amount is the aggregate grant date fair value of (a) stock awards, such as restricted stock and restricted stock units, and (b) stock options awarded. These amounts were computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense during calendar years 2012, 2013 and 2014) are set forth in Footnote 3, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2014 Annual Report on Form 10-K.
(2)	The stated amounts represent annual incentive compensation paid based on the achievement of the predetermined performance objectives approved by the independent members of our Board of Directors. The actual cash payment for attainment of all or part of the objectives may be paid at the end of calendar year associated with the goals and/or at the beginning of the next calendar year. Because the Company failed to achieve the applicable performance goals for 2014, the named executive officers did not receive any VCP payouts in 2014 or 2015 for the 2014 VCP.
(3)	Includes 401(k) Company contribution (which we offer on a non-discriminatory basis to all 401(k) plan participants), and life insurance premiums paid by the Company (which we offer on a non-discriminatory basis to all full-time employees) for the benefit of the named person. Also includes for some executives the value of guest travel to a Company meeting.
(4)	Mr. Spurr received a performance-based equity grant of 100,000 shares in 2014. The performance target under the 2014 New First Year Orders metric was not met, and the grant was cancelled as of December 31, 2014. See 2014 Grants of Plan Based Awards table below.
(5)	Actual compensation to Mr. Morgan was paid in Canadian dollars and has been translated to U.S. dollars using the 2014, 2013 and 2012 average daily exchange rates, respectively, of 0.906, 0.971 and 1.000 U.S. dollars per Canadian dollar.

2014 Grants of Plan-Based Awards

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during 2014.

Name	Grant Date of Equity- Based Awards	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Target	Maximum	Target(#)
Richard D. Spurr	02/21/14	Restricted Stock Unit			100,000	—	—	—	$466,000
		Cash Incentive	$220,000	$264,000
James F. Brashear	02/21/14	Restricted Stock(4)			—	15,000	—	—	$69,900
		Cash Incentive	$80,063	$96,076
Michael W. English	02/21/14	Restricted Stock(4)			—	20,000	—	—	$93,200
		Cash Incentive	$79,188	$95,026
Russell J. Morgan	02/21/14	Restricted Stock Unit(4)			—	15,000	—	—	$69,900
		Cash Incentive	$80,500	$96,600
David J. Robertson	02/21/14	Restricted Stock(4)			—	40,000	—	—	$186,400
		Cash Incentive	$87,500	$105,000

(1)	The target and maximum amounts were established by the independent members of the Board pursuant to our 2014 VCP. The 2014 VCP provided that the amounts to be paid would be based on the achievement of pre-determined performance objectives stated in the VCP. Because the Company failed to achieve the applicable performance goals for 2014, the named executive officers did not receive any VCP payouts for calendar year 2014. See “Compensation Discussion and Analysis — Executive Officer Variable Compensation” above for more information pertaining to the performance metrics that were used to determine the eligibility for VCP payments in 2014.
(2)	Mr. Spurr received a performance-based equity grant of 100,000 shares in 2014. The performance target under the 2014 New First Year Orders metric was not met, and the grant was cancelled as of December 31, 2014.
(3)	The stated amount is the aggregate fair market value of the option grant on the grant date computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value are set forth in Footnote 3, “Stock Options and Stock-based Employee Compensation” to our audited financial statements included in our 2014 Annual Report on Form 10-K.
(4)	Reflects restricted stock or restricted stock units issued under the Company’s 2012 Incentive Plan that vest annually on a pro-rata basis through the fourth anniversary of the grant date.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards granted to the named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise	Option Grant	Option	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have
Name	Exercisable	Unexercisable(1)	Price	Date	Expiration Date	Vested(#)		Not Vested
Richard D. Spurr	350,000	—	$3.78	03/23/05	03/22/15
	350,000	—	$4.00	03/02/06	03/01/16
	400,000	—	$4.87	12/20/07	12/19/17
	100,000	—	$3.86	07/28/11	07/27/21
	183,333	16,667	$2.90	02/23/12	02/22/22
	140,625	109,375	$2.49	07/26/12	07/25/22	75,000	(2)	$279,000
	43,750	56,250	$3.45	02/21/13	02/20/23	75,000	(2)	$270,000
James F. Brashear	30,000	—	$3.86	07/28/11	07/27/21
	3,334	1,667	$2.93	03/08/12	03/07/22
	1,125	7,875	$2.49	07/26/12	07/25/22	9,000	(2)	$32,400
				02/21/13	02/20/23	30,000	(2)	$108,000
				02/20/14	02/19/24	15,000	(2)	$54,000
Michael W. English	9,000	—	$4.87	12/20/07	12/19/17
	30,000	—	$3.86	07/28/11	07/27/21
	32,083	2,917	$2.93	03/08/12	03/07/22
	5,625	7,875	$2.49	07/26/12	07/25/22	9,000	(2)	$32,400
				02/21/13	02/20/23	37,500	(2)	$135,000
				02/20/14	02/19/24	20.000	(2)	$72,000
Russell J. Morgan	40,000	—	$3.00	02/22/06	02/21/16
	50,000	—	$4.87	12/20/07	12/19/17
	16,000	—	$1.11	12/23/08	12/22/18
	56,572	—	$2.05	02/18/10	02/17/20
	35,000	—	$3.86	07/28/11	07/27/21
	22,916	2,084	$2.93	03/08/12	03/07/22
	7,312	5,688	$2.49	07/26/12	07/25/22	6,500	(3)	$23,400
				02/21/13	02/20/23	26,250	(3)	$94,500
				02/20/14	02/19/24	15,000	(3)	$54,000
David J. Robertson	100,000	—	$3.00	02/22/06	02/21/16
	100,000	—	$1.50	12/18/06	12/17/16
	75,000	—	$4.87	12/20/07	12/19/17
	18,750	—	$1.11	12/23/08	12/22/18
	80,000	—	$2.05	02/18/10	02/17/20
	40,000	—	$3.86	07/28/11	07/27/21
	36,666	3,334	$2.93	03/08/12	03/07/22
	56,250	43,750	$2.49	07/26/12	07/25/22	50,000	(2)	$180,000
				02/21/13	02/20/23	45,000	(2)	$162,000
				02/20/14	02/19/24	40,000	(2)	$144,000

(1)	Option grants made prior to June 2012 vest quarterly on a pro-rata basis through the third anniversary of the grant date. Options granted after June 2012 vest quarterly on a pro-rata basis through the fourth anniversary of the grant date.
(2)	The restrictions on these restricted stock grants lapse annually on a pro-rata basis through the fourth anniversary of the grant date.
(3)	These restricted stock units vest annually on a pro-rata basis through the fourth anniversary of the grant date.

2014 Option Exercises and Stock Vested

The following table presents information concerning stock options exercised by the named executive officers in 2014 and stock awards held by our named executive officers that vested in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard D. Spurr	—	$0	62,500	$246,250
James F. Brashear	23,999	$22,289	14,500	$62,380
Michael W. English	—	$0	17,000	$74,105
Russell J. Morgan	—	$0	12,000	$52,218
David J. Robertson	—	$0	40,000	$156,350

Pension Benefits

We have no Company-sponsored plans that provide for specified retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, to any Company employees.

Nonqualified Deferred Compensation

We have no Company-sponsored plans that provide for the payment of nonqualified deferred compensation to any Company employees.

Separation Payments and Change of Control Payments

General

We have agreements with certain of our executive officers and other key executives which provide for payments to those executives if their employment is terminated under specified circumstances. The Board believes that these executive termination benefit agreements (“ETBAs”) encourage employee retention and provide legal consideration supporting the enforceability of confidentiality, non-competition and non-solicitation obligations undertaken by our executives. These ETBAs, and the benefits potentially payable in certain scenarios, are summarized in the text and table below.

Severance Benefits

Our ETBAs provide for separation payments if the executive’s employment is terminated “other than for cause,” or the executive resigns for “good reason,” as those terms are defined in the agreement. The separation payment is equal to 12 months’ base salary (based on the executive’s highest base salary during the term of his or her employment), plus an amount equal to the payout level for the executive’s performance-based compensation under the relevant plan, as if a Change in Control had occurred. For the VCP, such amount would be pro rated based on the date of separation during the performance measurement period.

For purposes of the ETBA, “Good reason” includes a material diminution in the authority, duties or responsibilities of the executive or the person to whom the executive reports, a material diminution in the executive’s base salary, a material change in the geographic location at which the employee must perform services, a material diminution in the budget over which the executive retains authority, or a material breach of the agreement by the Company. The executive may not resign for good reason unless he or she provides adequate notice to the Company affording it an opportunity to remedy the situation giving rise to the good reason event.

For all of the named executive officers with ETBAs, the separation payments would be made over a twelve month period and are conditioned upon the executive providing the Company a release of liability and complying with non-competition, non-solicitation and other covenants.

Accelerated Vesting of Equity-Based Awards

Under the ETBAs, if the executive’s employment is terminated “other than for cause,” with or without a change in control, or the executive resigns for “good reason” within two years following a change in control, all of that executive’s unvested stock options, restricted stock and restricted stock units will immediately vest. For awards subject to performance-based vesting requirements, performance will be deemed to have been achieved at the target level (if the termination occurs during the first half of the performance period) or the greater of target and actual performance as of the date of the change in control (if the termination occurs during the second half of the performance period). The Board believes these vesting acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert efforts to see that the change in control transaction is consummated.

Health Benefits Continuation

Under the ETBAs, the Company will pay the cost of continuation of health benefits for twelve months for the executive officers upon a termination without cause, or a resignation for good reason, as stated in the agreements. The payment will be equal to the cost of 12 months’ COBRA health insurance coverage, in excess of the amount the executive would have had to pay for such coverage if he or she remained an employee during such period. For executives resident outside the U.S., a $1,500 per month payment would be made in lieu of such COBRA amount.

Potential Payments

The table below summarizes the value of potential payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2014 under the circumstances shown, or if a change in control of the Company had occurred on December 31, 2014. The table excludes (1) amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (2) vested account balances in our 401(k) Plan that are generally available to all of our employees. Actual amounts to be paid can only be determined at the time of such executive’s termination of service.

Potential Payments Upon Termination or Change in Control

Name	Benefit	Termination “Without Cause” With or Without a Change in Control	Resignation for “Good Reason” Following a Change in Control	Change in Control (Absent Termination without Cause or Resignation for Good Reason)		Voluntary Termination (without Good Reason)	Death	Disability
Richard D. Spurr	Severance Pay (1)	$350,000	$350,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	—	—	—		—	—	—
	Stock Option Vesting Acceleration (3)	$141,511	$141,511	—	(4)	—	—	—
	Stock Restriction Lapses	$540,000	$540,000	—	(4)	—	—	—
	Health Care Benefits (COBRA) (1)	$5,583	$5,583	—		—	—	—

James F. Brashear	Severance Pay (1)	$230,000	$230,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	—	—	—		—	—	—
	Stock Option Vesting Acceleration (3)	$29,897	$29,897	—	(4)	—	—	—
	Stock Restriction Lapses	$246,600	$246,600	—	(4)	—	—	—
	Health Care Benefits (COBRA) (1)	$20,692	$20,692	—		—	—	—

Michael W. English	Severance Pay (1)	$230,000	$230,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	—	—	—		—	—	—
	Stock Option Vesting Acceleration (3)	$10,696	$10,696	—	(4)	—	—	—
	Stock Restriction Lapses	$239,400	$239,400	—	(4)	—	—	—
	Health Care Benefits (COBRA) (1)	$20,692	$20,692	—		—	—	—

Russell J. Morgan	Severance Pay (1)	$230,000	$230,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	—	—	—		—	—	—
	Stock Option Vesting Acceleration (3)	$7,710	$7,710	—	(4)	—	—	—
	Stock Restriction Lapse	$171,900	$171,900	—	(4)	—	—	—
	Health Care Benefits (1)	$18,000	$18,000	—		—	—	—

David J. Robertson	Severance Pay (1)	$250,000	$250,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	—	—	—		—	—	—
	Stock Option Vesting Acceleration (3)	$50,796	$50,796	—	(4)	—	—	—
	Stock Restriction Lapses	$486,000	$486,000	—	(4)	—	—	—
	Health Care Benefits (COBRA)(1)	$20,692	$20,692	—		—	—	—

(1)	Severance and health care benefits continuation would be paid over 12 months to all named executive officers.
(2)	Variable Compensation Plan payments would be made pro rata based on the date of separation. The level of performance is deemed to be at least the 100% target performance level for each metric, or the greater of target or the actual performance level if separation occurs in the last six months of the performance measurement period.
(3)	Value determined based upon the difference between our stock price on December 31, 2014 of $3.60 and the exercise price of unvested options, if positive, multiplied by the number of options that would become vested upon the termination of employment and/or change in control.
(4)	Assumes that the stock options, restricted stock, and restricted stock units are assumed by the acquiror in a change in control. If the acquiror does not assume or equitably convert the awards, or issue substitute awards, then the vesting would accelerate, and the value of such acceleration would be the same as provided in the first column of this table.

Equity Compensation Plan Information

The following table provides information about our equity compensation arrangements that have been approved by our shareholders, as well as equity compensation arrangements that have not been approved by our shareholders, as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by shareholders	4,648,399	$3.29	839,404
Equity compensation plans not approved by shareholders	24,860	$2.67	0
Total	4,673,259	$3.29	839,400

A description of the material terms of our equity arrangements that have not been approved by our shareholders follows:

Non-Shareholder-Approved Stock Option Agreements With Employees

As of December 31, 2014, option grants to employees were outstanding covering 12,860 and 12,000 shares under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. The terms of these stock option plans and plan arrangements are substantially the same as the provisions of our 2004 Stock Option Plan. These options have exercise prices ranging from $1.50 to $4.87. The exercise price of all of these options was the fair market value of our common stock or greater on the date of grant, and the vesting periods ranged from immediately vested to vesting pro-rata over three years.

Non-Shareholder-Approved Stock Option Agreements With Third Parties

From time-to-time, we may grant stock options to advisory board members, consultants, contractors, and other third parties for services provided to our Company. At December 31, 2014, no options were outstanding under non-shareholder approved arrangements to non-employees.

Certain Relationships and Related Transactions

There have been no transactions since January 1, 2014, between the Company and any “related person” required to be reported under SEC Regulation S-K, Item 404(a). Todd R. Spurr, the son of our Director and CEO, is employed as a Renewals Manager in our encrypted email business sales department. Todd Spurr’s employment with us pre-dates his father’s employment with us. Todd Spurr’s compensation is comprised of a base salary and commissions and is commensurate with other similarly-situated employees.

Our Audit Committee Charter provides that the Audit Committee reviews and addresses conflicts of interest of directors and officers. Unless otherwise approved by another independent body of the Board of Directors in accordance with NASDAQ Listing Rule 5630, the Audit Committee reviews, discusses with management and, if deemed advisable, the Company’s independent auditor, and determines whether to approve any transactions or courses of dealing with related parties. “Transactions or courses of dealing with related parties” includes all transactions required to be disclosed under Item 404 of Regulation S-K.

Our Board of Directors Procedures and Corporate Governance Overview provides that if there is a proposed transaction between the Company and a “related person” that is required to be publicly reported under Item 404(a) of SEC Regulation S-K, the following procedures apply:

•	The transaction is reviewed by disinterested director, and the affirmative vote of a majority of the disinterested directors is required to approve the transaction;

•	The director that is or has a relationship with the “related person” in the transaction is permitted to provide information relating to the transaction in question, either verbally or in writing;

•	The disinterested directors are afforded an opportunity to meet and discuss the transaction in question in executive session (i.e., without the presence of the “related person” director); and

•	The director that is the related person in the transaction abstains from voting on the matter.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named as proxy holders in the accompanying proxy card and voting instructions to vote the shares in their discretion. Discretionary authority with respect to other matters is granted by signing and returning the enclosed proxy card or by otherwise providing voting instructions.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any reports, statements or other information that we file with the SEC directly from the SEC. You may either:

•	Read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•	Visit the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 13, 2015. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

Our Annual Report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2014 (excluding exhibits), is being mailed together with this Proxy Statement and is available on our website at investor.zixcorp.com in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

Please date, sign and return the proxy card at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. We would appreciate the prompt return of your proxy card, as it will save the expense of further mailings.

By Order of the Board of Directors,

Dallas, Texas	James F. Brashear
May 13, 2015	Vice President, General Counsel &Corporate Secretary

Appendix A

ZIX CORPORATION

AMENDED AND RESTATED

2012 INCENTIVE PLAN

ZIX CORPORATION

AMENDED AND RESTATED

2012 INCENTIVE PLAN

17.10	Government and Other Regulations	25

17.11	Governing Law	26

17.12	Severability	26

17.13	No Limitations on Rights of Company	26

ZIX CORPORATION

AMENDED AND RESTATED

2012 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Zix Corporation Amended and Restated 2012 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Zix Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

1.2. HISTORY. The Plan was originally approved by the Board on April 13, 2012, and was approved by the shareholders on June 6, 2012. The Plan was amended and restated by the Board on April 10, 2015, subject to approval of the shareholders at the 2015 annual meeting, to increase the number of shares authorized to be issued pursuant to the Plan and for other purposes.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)	“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)	“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)	“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: (i) continued neglect in the performance of duties assigned to the Participant (other than for a reason beyond the control of the Participant) or repeated unauthorized absences by the Participant during scheduled work hours; (ii) material breach by the Participant of any published Company code of conduct or code of ethics, (iii) egregious and willful misconduct, including dishonesty, fraud or continued intentional violation of Company or Affiliate policies and procedures which is reasonably determined to be detrimental to the Company or an Affiliate; (iv) final conviction of a felonious crime; or (v) repeated material failure to meet reasonable performance criteria as established by the Company or an Affiliate and communicated to the Participant. With respect to a Participant’s termination of directorship, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee, unless a contrary definition is contained in the applicable Award Certificate: (i) egregious and willful misconduct, (ii) final conviction of a felonious crime, or (iii) any act or failure to act that constitutes cause for removal of a director under applicable Texas law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)	“Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 30% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (x) an acquisition directly from the Company, (w) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)	“Committee” means the committee of the Board described in Article 4.

(j)	“Company” means Zix Corporation, a Texas corporation, or any successor corporation.

(k)	“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)	“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)	“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)	“Dividend Equivalent” means a right granted to a Participant under Article 12.

(o)	“Effective Date” has the meaning assigned such term in Section 3.1.

(p)	“Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate. Persons providing services as contractual employees of the Company or any Affiliate through a management, staffing, employee leasing or other similar contractual arrangement shall be Eligible Participants.

(q)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)	“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s)	“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)	“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(u)	“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)	“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)	“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(x)	“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)	“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)	“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)	“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)	“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)	“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)	“Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)	“Plan” means the Zix Corporation Amended and Restated 2012 Incentive Plan, as amended from time to time.

(gg)	“Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(hh)	“Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ii)	“Restatement Date” has the meaning assigned such term in Section 3.1.

(jj)	“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk)	“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(mm)	“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(nn)	“Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(oo)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(pp)	“Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(qq)	“1933 Act” means the Securities Act of 1933, as amended from time to time.

(rr)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan became effective on April 13, 2012, the date that it was adopted by the Board (the “Effective Date”) and was approved by the shareholders on June 6, 2012. The Plan was amended and restated by the Board on April 10, 2015 (the “Restatement Date”), subject to approval of the shareholders at the 2015 annual meeting.

3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the date of the 2025 shareholders’ meeting or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Restatement Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	grant Awards;

(b)	designate Participants;

(c)	determine the type or types of Awards to be granted to each Participant;

(d)	determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	determine the terms and conditions of any Award granted under the Plan;

(f)	prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	decide all other matters that must be determined in connection with an Award;

(h)	establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents;

(i)	establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	amend the Plan or any Award Certificate as provided herein; and

(l)	adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.

(a)	Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)

Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan, all of which may be issued pursuant to Incentive Stock Options, shall be 6,300,000, plus a number of additional Shares (not to exceed 1,327,000) underlying awards outstanding as of the Effective Date under the Company’s 2006 Directors’ Stock Option Plan, 2004 Stock Option Plan, or 2003 New Employee Stock Plan (the “Prior Plans”) that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. From and after the Effective Date, no further awards shall be granted under the Prior Plans, and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (b) through (i) of this Section 5.2.

(a)	Awards of Options and Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one Share for each Share covered by such Awards, and Full Value Awards shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1.5 Shares for each Share covered by such Awards.

(b)	The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(c)	Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d)	Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)	To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h)	Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(i)	Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)	Options. The maximum number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(b)	SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(c)	Performance Awards. With respect to any one 12-month period (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $5,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 500,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one 12-month period is the total amount payable or Shares earned for the performance period divided by the number of 12-month periods in the performance period.

5.5. MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.9, Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Awards in the event of the Participant’s death, disability, or retirement, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 10% or fewer of the total number of Shares authorized under the Plan.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be less than the Fair Market Value as of the Grant Date.

(b)	Prohibition on Repricing. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company. In addition, the Company may not, without the prior approval of shareholders of the Company, repurchase an Option for value from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)	Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)	Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2)	The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)	Prohibition on Repricing. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company. In addition, the Company may not, without the prior approval of shareholders of the Company, repurchase a SAR for value from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f)	Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).

9.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section  162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	New first year orders

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, earnings after capital charge or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

•	Working capital (including, but not limited to, targets relating to inventory and/or accounts receivable)

•	Stock price or performance

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth, with respect to any one 12-month period, (i) the maximum number of time-vesting Options or SARs that may be granted to any one Participant, (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares, and (iii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)	Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting requirements on his or her outstanding Awards shall be deemed to be satisfied in full, and (iii) all performance-based vesting requirements on his or her outstanding Awards shall be deemed to be satisfied at the “target” level. The payout amount for any such performance-based awards that by their terms typically pay out in cash shall be prorated based upon the length of time within the performance period that has elapsed prior to the date of termination of employment, and such payout shall be made within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof).With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)	Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting requirements on outstanding Awards shall be deemed to be satisfied in full, and (iii) all performance-based vesting requirements on outstanding Awards shall be deemed to be satisfied at the “target” level. The payout amount for any such performance-based awards that by their terms typically pay out in cash shall be prorated based upon the length of time within the performance period that has elapsed prior to the date of termination of employment, and such payout shall be made within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof).

14.7. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 above, and subject to Section 5.5 as to Full-Value Awards and Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7.

14.8. FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.9. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)	The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c)	Except as otherwise provided in Section 15.1, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a)	No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)	Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)	Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)	No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)	General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)

Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, disability or separation from service as applicable.

(c)	Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)	Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)	the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii)	the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)	Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)

Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)	Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Texas.

17.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Zix Corporation Amended and Restated 2012 Incentive Plan as adopted by the Board on April 13, 2012 and by the shareholders on June 6, 2012, the amendment and restatement of which was adopted by the Board on April 10, 2015 and by the shareholders on June 24, 2015.

ZIX CORPORATION

By:

Its:

ZIX CORPORATION 2711 N. HASKELL AVENUE SUITE 2200, LB36 DALLAS, TX 75204-2960

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees		☐	☐	☐
01 Mark J. Bonney 02 Taher A. Elgamal 03 Robert C. Hausmann 04 Maribess L. Miller 05 Richard D. Spurr
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2	Ratification of Appointment of Whitley Penn LLP as Independent Registered Public Accountants.							☐	☐	☐
3	Advisory vote to approve executive compensation.							☐	☐	☐
4	Approve an Amended and Restated 2012 Incentive Plan.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

ZIX CORPORATION

Annual Meeting of Shareholders

June 24, 2015 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James F. Brashear and Michael W. English, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot and in his/her discretion as to such other business as may properly come before the above stated meeting, all of the shares of Common stock of ZIX CORPORATION that the shareholder(s) is/are entitled to vote at the above-stated annual meeting, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change / comments:

__________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side